Exhibit 2.1
                  AGREEMENT AND PLAN OF REORGANIZATION

                             by and among

                            CRDENTIA CORP.,

                     PSR ACQUISTION CORPORATION,

                 PSR HOLDINGS ACQUISITION CORPORATION,

                      PSR NURSE RECRUITING, INC.

                                 and

                       PSR NURSES HOLDINGS CORP.

                        dated November 4, 2003

                  AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of November 4, 2003, by and among (i) Crdentia Corp., a Delaware corporation ("Parent"), PSR Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Co.") and PSR Holdings Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Holdings Acquisition Co."), on the one hand, and (ii) PSR Nurse Recruiting, Inc., a Texas corporation ("PSR Recruiting"), PSR Nurses Holdings Corp., a Texas corporation ("PSR Holdings"), Robin Riddle as the sole shareholder of PSR Recruiting (the "PSR Recruiting Shareholder"), each of the shareholders of PSR Holdings as set forth on Schedule A hereto (collectively, the "PSR Holdings Shareholders"), and William W. Riddle, Jr. as the PSR Shareholder Representative (as hereinafter defined), on the other hand.

                              RECITALS:

A.	Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Texas Business Corporation Act (the "TBCA"), Parent, PSR Recruiting and PSR Holdings will enter into a business combination transaction pursuant to which (i) Acquisition Co. will merge with and into PSR Recruiting (the "Recruiting Merger") and (ii) Holdings Acquisition Co. will merge with and into PSR Holdings (the "Holdings Merger").

B.	The Board of Directors of Parent (i) has determined that the Mergers are consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, and (ii) has approved this Agreement, the Mergers and the other transactions contemplated by this Agreement.

C.	The Board of Directors of each of Acquisition Co. and Holdings
Acquisition Co. (i) has determined that the Mergers are consistent with and in furtherance of the long-term business strategy of such company and fair to, and in the best interests of, such company and its stockholders, and
(ii) has approved this Agreement, the Mergers and the other transactions contemplated by this Agreement.

D.	The Board of Directors of each of PSR Recruiting and PSR Holdings
(i) has determined that the Mergers are consistent with and in furtherance of the long-term business strategy of such company and fair to, and in the best interests of, such company and its shareholders, and (ii) has approved this Agreement, the Mergers and the other transactions contemplated by this Agreement.

E.	The sole stockholder of each of Acquisition Co. and Holdings
Acquisition Co. have approved this Agreement, the Mergers and other transactions contemplated by this Agreement.

F.	The parties hereto intend that representatives of Parent shall have exclusive management and control of the operations of PSR Recruiting and PSR Holdings as of the Control Date.

G.	Parent, Acquisition Co., Holdings Acquisition Co., PSR Recruiting
and PSR Holdings desire to make certain representations and warranties and other agreements in connection with the Mergers.

H.	The parties intend that (i) each Merger qualify as a
"reorganization," within the meaning of Section 368(a) of the Code, (ii) each of Parent, Acquisition Co. and PSR Recruiting be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Recruiting Merger, and (iii) each of Parent, Holdings Acquisition Co. and PSR Holdings be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Holdings Merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                              ARTICLE I
                             DEFINITIONS

1.1 Defined Terms. In addition to terms defined elsewhere in this Agreement, the following defined terms have the meanings indicated below:

"Accounts Receivable" has the meaning set forth in Section 3.20.
"Accounts Payable" has the meaning set forth in Section 3.21.
"Accredited Shareholders" shall mean those PSR Shareholders who qualify as accredited investors pursuant to Regulation D as promulgated under the Securities Act and as set forth on Schedule 1.1(a) hereto.
"Acquisition Co." has the meaning set forth in the first paragraph of this
   Agreement.
"Acquisition Co. Common Stock" has the meaning set forth in Section 2.6(e)
   (iii).
"Actions or Proceedings" means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.
"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.
"Assets and Properties" and "Assets or Properties" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

"Articles of Merger" has the meaning set forth in Section 2.2(a).
"Benefit Plan" means any Plan established, arranged or maintained by PSR
   Recruiting, PSR Holdings or the Partnership or any corporate group of which PSR Recruiting, PSR Holdings or the Partnership is or was a member, existing at the Closing Date or prior thereto, to which PSR Recruiting, PSR Holdings or the Partnership contributes or has contributed, or under which any employee, officer, director, partner or former employee, officer, director or partner of PSR Recruiting, PSR Holdings or the Partnership or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.
"Books and Records" of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer's hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations or condition of such Person.
"Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement or any other agreement or document will be deemed to have occurred if there is or has been (a) any material inaccuracy of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was materially inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.
"Business" has the meaning set forth in Section 2.6(d).
"Certificate of Merger" has the meaning set forth in Section 2.2(a). "Closing" has the meaning set forth in Section 2.8(a).
"Closing Date" has the meaning set forth in Section 2.8(a).
"Code" means the Internal Revenue Code of 1986, as amended.
"Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).
"Contemplated Transactions" means all of the transactions contemplated by this Agreement, including, without limitation: (a) the Mergers; (b) the execution, delivery, and performance of the Escrow Agreement, Non-Competition Agreements and the Releases; (c) the performance by Parent, PSR Recruiting and PSR Holdings of their respective covenants and obligations under this Agreement; and (d) Parent's acquisition and ownership of PSR Recruiting Common Stock and PSR Holdings Common Stock and exercise of control over PSR Recruiting and PSR Holdings.

"Contract" means any agreement, arrangement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.
"Control Date" shall be the close of business on October 31, 2003. "Copyrights" has the meaning set forth in the definition of "Intellectual
   Property."
"Damages" has the meaning set forth in Section 9.2(a).
"Debt" has the meaning set forth in Section 6.6(a).
"DGCL" has the meaning set forth in the Recitals.
"Encumbrances" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, equitable interest, levy, charge, community property interest, right of first refusal or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.
"Effective Time" shall have the meaning set forth in Section 2.2(c).
"ERISA" means the Employee Retirement Income Security Act of 1974, as
   amended, and the rules and regulations promulgated thereunder.
"ERISA Affiliate" means any entity which is a member of a "controlled group of corporations" or which is or was under "common control" with PSR Recruiting, PSR Holdings or the Partnership as defined in Section 414 of the Code.
"Escrow Agent" has the meaning set forth in Section 2.6(f).
"Escrow Agreement" has the meaning set forth in Section 2.6(f).
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Final Returns" has the meaning set forth in Section 6.9(a).
"GAAP" means United States generally accepted accounting principles, as currently defined by the Financial Accounting Standards Board ("FASB") and other agencies permitted by law to issue such pronouncements.
"Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental or Regulatory Authority or pursuant to any Legal Requirement.
"Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.
"Group" means, individually and collectively, (i) PSR Recruiting, (ii) PSR
   Holdings, (iii) the Partnership, and (iv) any individual, trust, corporation, partnership or any other entity as to which PSR Recruiting, PSR Holdings or the Partnership is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.
"Holdings Acquisition Co." has the meaning set forth in the first paragraph of this Agreement.
"Holdings Acquisition Co. Common Stock" has the meaning set forth in
   Section 2.6(e)(iii).
"Holdings Articles of Merger" has the meaning set forth in Section 2.2(b). "Holdings Certificate of Merger" has the meaning set forth in Section 2.2(b). "Holdings Merger" has the meaning set forth in the Recitals.
"Indemnity Escrow Shares" has the meaning set forth in Section 2.6(f). "Initial PSR Revenue" shall mean the gross revenues for the Partnership for the twelve (12) month period ending September 30, 2003.
"Initial Stock Payment" has the meaning set forth in Section 2.6(c)(i)(A). "Intellectual Property" means (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (collectively, "Patents"); (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively, "Trademarks"), (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith and mask works and all applications, registrations and renewals in connection therewith (collectively, "Copyrights"); (iv) trade secrets and confidential business information (including without limitation, product specifications, data, know-how, inventions and ideas, past, current and planned research and development, customer lists, current and anticipated customer requirements, price lists, market studies, business plans), however documented; (v) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium); (vi) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other related information, however, documented;
   (vii) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented;
   (viii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented; (ix) all industrial designs and any registrations and applications therefor; (x) all databases and data collections and all rights therein; and (xi) any similar or equivalent rights to any of the foregoing anywhere in the world.
"Interim Period" means with respect to any Taxes imposed on PSR Recruiting or PSR Holdings on a periodic basis for which the Closing Date is not the last day of a Taxable period, the period of time beginning on the first day of the actual Taxable period that includes (but does not end on) the Closing Date and ending on and including the Closing Date.
"Knowledge of PSR" means the knowledge of any officer or director of PSR
   Recruiting or PSR Holdings or any employee of the Partnership. An officer or director of PSR Recruiting or PSR Holdings or any employee of the Partnership will be deemed to have Knowledge of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.
"Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.
"Material Adverse Effect" means, for any Person, whether individually or in the aggregate (a) a financial impact or generating damages greater than $10,000 with respect to the business, operations, financial condition, Assets and Properties, liabilities or prospects of such Person, or (b) a material impact on the ability of such Person to consummate the transactions contemplated hereby.
"Mergers" means collectively the Recruiting Merger and Holdings Merger. "Merger Consideration" has the meaning set forth in Section 2.6(c).
"NASD Inquiry" shall refer to the following: On August 5, 2003, the National Association of Securities Dealers, Inc. (the "NASD") contacted James D. Durham by telephone regarding an informal inquiry relating to Parent's proposed acquisitions of Baker Anderson Christie, Inc., Nurses Network, Inc. and New Age Staffing, Inc. (the "Proposed Acquisitions").
   On that same day, Mr. Steven Rowles of Morrison & Foerster LLP confirmed by telephone with Ms. Mimi Le of the Market Regulation Section of the NASD that the NASD was looking for supporting documentation regarding the Proposed Acquisitions. On August 22, 2003, Mr. Rowles sent correspondence to the NASD regarding the inquiry. Parent has not since heard from the NASD regarding the matter.
"Non-Accredited Shareholders" shall mean those PSR Shareholders who do not qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act, as set forth on Schedule 1.1(b) hereto.
"Non-Competition Agreements" has the meaning set forth in Section 2.8(b)
   (viii).

"Order" means any award, decision, writ, judgment, decree, ruling, subpoena, verdict, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).
"Ordinary Course of Business" means the action of a Person that is (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) not required to be authorized by the board of directors of PSR
   Recruiting or PSR Holdings or the general partner of the Partnership, as the case may be; and (iii) similar in nature and magnitude to actions customarily taken, without the action of the board of directors, general partner or similar body, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as PSR Recruiting, PSR Holdings or the Partnership.
"OTCBB" means the National Association of Securities Dealers, Inc. Over the
   Counter Bulletin Board.
"Outstanding PSR Holdings Common Stock" has the meaning set forth in
   Section 2.6(a)(ii).
"Outstanding PSR Recruiting Common Stock" has the meaning set forth in
   Section 2.6(a)(i).
"Parent" has the meaning set forth in the first paragraph of this Agreement. "Parent Common Stock" means the shares of common stock of Parent, $0.0001 par value.
"Parent Common Stock Value" has the meaning set forth in Section 2.6(c)(ii) "Parent Group" shall have the meaning set forth in Section 2.12.
"Parent Indemnity Limit" has the meaning set forth in Section 9.2(c). "Parent SEC Documents" means each form, report, schedule, statement and other document required to be filed by the Parent since August 3, 2001 through the date of this Agreement under the Exchange Act or the Securities Act or by the rules and regulations of the OTCBB, including any amendment to such document, whether or not such amendment is required to be so filed.
"Partnership" means PSR Nurses, Ltd., a Texas limited partnership.
"Patents" has the meaning set forth in the definition of "Intellectual
   Property."
"Payment Date" shall have the meaning set forth in Section 2.7.
"Permits" means all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority.

"Permitted Encumbrance" means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not materially impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business of PSR Recruiting, PSR Holdings or the Partnership, and (c) any Encumbrance on the Assets and Properties of the Partnership at Closing which is incurred in the Ordinary Course of Business, including but not limited to Encumbrances due to accounts receivable financing, other borrowings and landlord liens.
"Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.
"Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.
"Post-Closing Period" shall mean any Tax period (or portion thereof)
   beginning after the close of business on the Closing Date.
"Pre-Closing Period" shall mean any Tax period ending on or before the close of business on the Closing Date or, in the case of any Tax period which includes, but does not end on, the Closing Date, the portion of such period up to and including the Closing Date.
"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.
"PSR Disclosure Schedule" means the disclosure schedule attached hereto
   (and as may be amended as of the Closing Date for events that transpire between the date hereof and the Closing Date) which sets forth the exceptions to the representations and warranties contained in Article III hereof.
"PSR Financial Statements" means the unaudited balance sheet and the related unaudited statement of income and retained earnings for the Partnership, in each case for the three month period ended August 31, 2003.
"PSR Holdings" has the meaning set forth in the first paragraph of this
   Agreement.
"PSR Holdings Common Stock" has the meaning set forth in Section 3.2(b).

"PSR Holdings Shareholders" has the meaning set forth in the first paragraph of this Agreement.
"PSR Recruiting" has the meaning set forth in the first paragraph of this
   Agreement.
"PSR Recruiting Common Stock" has the meaning set forth in Section 3.2(a). "PSR Recruiting Shareholder" has the meaning set forth in the first paragraph of this Agreement.
"PSR Shareholders" shall collectively refer to the PSR Recruiting
   Shareholder and the PSR Holdings Shareholders.
"PSR Shareholder Representative" has the meaning set forth in Section
   2.11(a).
"Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.
"Real Property" has the meaning set forth in Section 3.14.
"Recruiting Merger" has the meaning set forth in the Recitals.
"Related Person" means with respect to a particular individual:
(a)	each other member of such individual's Family;
(b)	any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;
(c)	any Person in which such individual or members of such
        individual's Family hold (individually or in the aggregate) a Material Interest; and
(d)	any Person with respect to which such individual or one or more members of such individual's Family serve as a director, officer, partner, executor, or trustee (or in a similar capacity).
    With respect to a specified Person other than an individual:
(a)	any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
(b)	any Person that holds a Material Interest in such specified Person;
(c)	each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);
(d)	any Person in which such specified Person holds a Material
        Interest;

(e)	any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and
(f)	any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect benefit ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

"Returns" means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.
"SEC" means the Securities and Exchange Commission.
"Securities Act" means the Securities Act of 1933, as amended.
"Senior Debt" means, except as otherwise provided herein, (a) any indebtedness of Parent (plus interest, premium and penalties due from or arising out of such indebtedness, or any refinancing thereof): (i) for borrowed funds; (ii) due to the sellers or lessors of any real or personal property to Parent; or (iii) for reimbursement obligations with respect to letters of credit; (b) any other indebtedness of Parent, except to the extent that the holder of such indebtedness otherwise agrees in writing; and (c) any debentures, notes or other evidences of indebtedness issued in exchange for any of the foregoing indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor. Notwithstanding anything herein to the contrary, Senior Debt shall not include any indebtedness of Parent (or of any subsidiary of Parent ) incurred as seller financing in connection with acquisitions of temporary nurses staffing companies or travel nurse companies consummated prior to or following the Closing (the "Industry Acquisitions").
"Surviving Corporation" has the meaning set forth in Section 2.1. "Surviving Holdings Corporation" has the meaning set forth in Section 2.1. "Target Shareholders" means collectively the PSR Recruiting Shareholder and the PSR Holdings Shareholders.
"Tax" or "Taxes" means, except where the context otherwise requires, all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state or local government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected.
"TBCA" means the Texas Business Corporation Act.
"Third Party Expenses" has the meaning set forth in Section 6.5. "Threatened" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.
"Trademarks" has the meaning set forth in the definition of "Intellectual
   Property."
"Trade Secrets and Other Proprietary Information" has the meaning set forth in the definition of "Intellectual Property."
"Treasury Regulations" means the temporary and final regulations issued by the U.S. Treasury Department under the Code.
"Year 1 PSR Revenue" shall mean the Partnership's gross revenues for the twelve (12) month period ending September 30, 2004.
"Year 1 Stock Payment" has the meaning set forth in Section 2.6(c)(i)(B). "Year 2 PSR Revenue" shall mean the Partnership's gross revenues for the twelve (12) month period ending September 30, 2005.
"Year 2 Stock Payment" has the meaning set forth in Section 2.6(c)(i)(C).

                             ARTICLE II
                            THE MERGERS
2.1 The Mergers. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL and the TBCA, (a) Acquisition Co. shall be merged with and into PSR Recruiting, the separate corporate existence of Acquisition Co. shall cease and PSR Recruiting shall continue as the surviving corporation, and (b) Holdings Acquisition Co. shall be merged with and into PSR Holdings, the separate corporate existence of Holdings Acquisition Co. shall cease and PSR Holdings shall continue as the surviving corporation. PSR Recruiting as the surviving corporation after the Recruiting Merger is hereinafter sometimes referred to as the "Surviving Corporation." PSR Holdings as the surviving corporation after the Holdings Merger is hereinafter sometimes referred to as the "Surviving Holdings Corporation."


2.2 Effective Time.

   (a) Merger of Acquisition Co. and PSR Recruiting. Subject to the provisions of this Agreement, the parties hereto shall cause the merger of Acquisition Co. with and into PSR Recruiting to be consummated by the filing of Texas articles of merger substantially in the form attached hereto as Exhibit A (the "Articles of Merger") with the Secretary of State of the State of Texas and a certificate of merger substantially in the form attached hereto as Exhibit B (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in each case in accordance with the relevant provisions of the TBCA and the DGCL as soon as practicable on the Closing Date.

   (b) Merger of Holdings Acquisition Co. and PSR Holdings. Subject to the provisions of this Agreement, the parties hereto shall cause the merger of Holdings Acquisition Co. with and into PSR Holdings to be consummated by the filing of Texas articles of merger substantially in the form attached hereto as Exhibit C (the "Holdings Articles of Merger") with the Secretary of State of the State of Texas and a certificate of merger substantially in the form attached hereto as Exhibit D (the "Holdings Certificate of Merger") with the Secretary of State of the State of Delaware, in each case in accordance with the relevant provisions of the TBCA and the DGCL as soon as practicable on the Closing Date.

   (c) Timing. The time of acceptance by the Secretary of State of the State of Texas of each of (i) the Articles of Merger and (ii) the Holdings
Articles of Merger is referred to herein as, the "Effective Time". Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement, the Articles of Merger, the Certificate of Merger, the Holdings Articles of Merger and the Holdings Certificate of Merger.

2.3 Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in this Agreement and the applicable provisions of the DGCL and the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (a) all the property, rights, privileges, powers and franchises of PSR Recruiting and Acquisition Co. shall vest in the Surviving Corporation, and all debts, liabilities and duties of PSR Recruiting and Acquisition Co. shall become the debts, liabilities and duties of the Surviving Corporation; and (b) all the property, rights, privileges, powers and franchises of PSR Holdings and Holdings Acquisition Co. shall vest in the Surviving Holdings Corporation, and all debts, liabilities and duties of PSR Holdings and Holdings Acquisition Co. shall become the debts, liabilities and duties of the Surviving Holdings Corporation.

2.4 Certificate of Incorporation; Bylaws.

   (a) PSR Recruiting.

      (i) At the Effective Time, the Certificate of Incorporation of Acquisition Co. shall be the Articles of Incorporation of the Surviving Corporation, except to the extent such Certificate of Incorporation is inconsistent with the TBCA and except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is PSR Nurses Recruiting, Inc."

      (ii) At the Effective Time, the Bylaws of Acquisition Co. shall be the Bylaws of the Surviving Corporation, except to the extent the Bylaws of Acquisition Co. are inconsistent with the TBCA and except that the Bylaws shall be amended to reflect that the name of the Surviving Corporation shall be "PSR Nurses Recruiting, Inc."

   (b) PSR Holdings.

      (i) At the Effective Time, the Certificate of Incorporation of Holdings Acquisition Co. shall be the Articles of Incorporation of Surviving Holdings Corporation, except to the extent such Certificate of Incorporation is inconsistent with the TBCA and except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is PSR Nurses Holdings Corp."

      (ii) At the Effective Time, the Bylaws of Holdings Acquisition Co. shall be the Bylaws of the Surviving Holdings Corporation, except to the extent the Bylaws of Holdings Acquisition Co. are inconsistent with the TBCA and except that the Bylaws shall be amended to reflect that the name of Surviving Holdings Corporation shall be "PSR Nurses Holdings Corp."

2.5 Directors and Officers.

   (a) PSR Recruiting. The directors of Acquisition Co. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Acquisition Co. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

   (b) PSR Holdings. The directors of Holdings Acquisition Co. immediately prior to the Effective Time shall be the initial directors of the Surviving Holdings Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Holdings Acquisition Co. immediately prior to the Effective Time shall be the initial officers of the Surviving Holdings Corporation, to serve until their successors are duly elected or appointed or qualified.

2.6 Effect on Capital Stock/Merger Consideration.

   (a) Conversion of Common Stock.

      (i) At the Effective Time, by virtue of the Mergers and without any action on the part of any Person, each share of PSR Recruiting Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding PSR Recruiting Common Stock"), shall be canceled and automatically converted into the right to receive, upon surrender of the certificates representing such shares and a letter of transmittal (which shall be in such form and have such provisions as Parent may reasonably specify), a ratable portion of the Stock Consideration as determined in
Section 2.6(c) below. At the Effective Time, all rights in respect of such Outstanding PSR Recruiting Common Stock shall cease to exist, other than the right to receive the Stock Consideration, and all such shares shall be cancelled and retired.

      (ii) At the Effective Time, by virtue of the Mergers and without any action on the part of any Person, each share of PSR Holdings Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding PSR Holdings Common Stock"), shall be canceled and automatically converted into the right to receive, upon surrender of the certificates representing such shares and a letter of transmittal (which shall be in such form and have such provisions as Parent may reasonably specify), a ratable portion of the Stock Consideration as determined in
Section 2.6(c) below. At the Effective Time, all rights in respect of such Outstanding PSR Holdings Common Stock shall cease to exist, other than the right to receive the Stock Consideration, and all such shares shall be cancelled and retired.

   (b) No Fractional Shares. In lieu of fractional shares that would otherwise be issued to holders of Outstanding PSR Recruiting Common Stock and holders of Outstanding PSR Holdings Common Stock under this Agreement, each holder of Outstanding PSR Recruiting Common Stock and Outstanding PSR Holdings Common Stock that would have been entitled to receive a fractional share shall receive such whole number of shares of Parent Common Stock as is equal to the precise number of shares of Parent Common Stock to which such person would be entitled rounded down to the nearest whole number.

   (c) Merger Consideration. The Merger Consideration shall consist of the Stock Consideration, as set forth below:

      (i) Stock Consideration. The total stock consideration allocated as set forth herein shall consist of an amount equal to 0.55 times the sum of the Initial PSR Revenue, the Year 1 PSR Revenue and the Year 2 PSR Revenue (collectively, the "Stock Consideration"). The Stock Consideration shall be paid to the PSR Holdings Shareholders and the PSR Recruiting Shareholder
 in shares of Parent Common Stock in up to three (3) installments as determined below:

         (A) Initial Stock Payment. Subject to the holdback of the Indemnity Escrow Shares provided for in Section 2.6(f) below, at the Closing, Parent shall issue, as allocated herein, to the PSR Holdings Shareholders and the PSR Recruiting Shareholder, an aggregate of 3,418,795 shares of Parent Common Stock. The shares of Parent Common Stock issuable to the PSR Holdings Shareholders and the PSR Recruiting Shareholder pursuant to this Section 2.6(c)(i)(A) shall be referred to as the "Initial Stock Payment."

         (B) Year 1 Stock Payment. Within eighteen (18) business days following the calculation of the Year 1 PSR Revenue, subject to Section 9.2(c) herein, Parent shall issue, as allocated herein, to the PSR Holdings Shareholders and the PSR Recruiting Shareholder that number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the product of (a) 0.55 and (b) the positive difference (if any) equal to (I) the Year 1 PSR Revenue minus (II) the Initial PSR Revenue by (ii) the Parent Common Stock Value. The shares of Parent Common Stock issuable to the PSR Holdings Shareholders and the PSR Recruiting Shareholder pursuant to this Section 2.6(c)(i)(B) shall be referred to as the "Year 1 Stock Payment." Parent shall calculate the Year 1 PSR Revenue as soon as practicable and provide such calculation to the PSR Shareholder Representative.

         (C) Year 2 Stock Payment. Within eighteen (18) business days following the calculation of the Year 2 PSR Revenue, subject to Section 9.2(c) herein, Parent shall issue, as allocated herein, to the PSR Holdings Shareholders and the PSR Recruiting Shareholder that number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the product of (a) 0.55 and (b) the positive difference (if any) equal to (I) the Year 2 PSR Revenue minus (II) the greater of (a) the Year 1 PSR Revenue or (b) the Initial PSR Revenue by (ii) the Parent Common Stock Value.
The shares of Parent Common Stock issuable to the PSR Holdings Shareholders and the PSR Recruiting Shareholder pursuant to this Section 2.6(c)(i)(C) shall be referred to as the "Year 2 Stock Payment." Parent shall calculate the Year 2 PSR Revenue as soon as practicable and provide such calculation to the PSR Shareholder Representative.

      (ii) Parent Common Stock Value. For purposes of this Agreement, solely with respect to calculating the number of shares of Parent Common Stock constituting the Year 1 Stock Payment or the Year 2 Stock Payment, the "Parent Common Stock Value" shall mean the average of the closing prices of the Parent Common Stock as reported on the OTCBB or other national stock exchange for the last fifteen (15) trading day period ending two (2) days prior to the calculation of the Year 1 PSR Revenue or Year 2 PSR Revenue, as the case may be, during which such time Parent shall implement a black out period prohibiting members of Parent's board of directors and officers from publicly trading shares of Parent Common Stock. Notwithstanding the foregoing, the mechanism for determining the number of shares constituting the "Initial Stock Payment" and the "Parent Common Stock Value" (as heretofore described) only sets forth the manner by which the parties have calculated or will calculate the number of shares of Parent Common Stock issuable with respect to the Initial Stock Payment, Year 1 Stock Payment or Year 2 Stock Payment, as the case may be, and is not intended to represent the actual fair market value of such shares on the date of issuance. In the event that the Parent Common Stock is not reported on the OTCBB or other national stock exchange as of the calculation of the Year 1 Stock Payment or the Year 2 Stock Payment, the "Parent Common Stock Value" shall be determined in good faith by the Board of Directors of Parent. In the event that the Parent Common Stock is not reported on the OTCBB or other national stock exchange and a dispute or disagreement arises relating to the Parent Common Stock Value as determined by the Board of Directors of Parent, which Parent and the PSR Shareholder Representative are unable to resolve by good faith discussions, the Parent Common Stock Value shall be determined by an accounting or valuation firm of nationally recognized standing to be mutually selected by Parent and the PSR Shareholder Representative. Such designated accounting or valuation firm shall make a determination of the Parent Common Stock Value, with Parent and the PSR Shareholders to each pay fifty (50%) of the entire costs and expenses for such services.

      (iii) Allocation of Parent Common Stock. The Stock Consideration shall be allocated as follows: (A) one (1) percent shall be distributed to the PSR Recruiting Shareholder and (B) ninety-nine (99) percent shall be distributed to the PSR Holdings Shareholders. The portion of the Stock Consideration allocated to the PSR Holdings Shareholders shall be allocated to each such shareholder on the same basis that the number of shares in PSR Holdings owned by such shareholder bears to the total number of shares in PSR Holdings owned by all PSR Holdings Shareholders.

   (d) Operation and Management of Business. For purposes of this Section 2.6, the Year 1 PSR Revenue and the Year 2 PSR Revenue shall be calculated in accordance with GAAP on the accrual basis of accounting and in a manner consistent with Parent's consolidated audited financial statements, taking into account the need to segregate the business of the Partnership (the "Business") following the Control Date from Parent's other businesses. During the period commencing on the Control Date and ending on the September 30, 2005, Parent shall (i) conduct the Business under a division of Parent named "PSR Nurses", (ii) continue to market the services of the Business under such name and (iii) maintain separate and distinct gross revenue records for the Business for the purposes of calculating the Year
1 PSR Revenue and the Year 2 PSR Revenue. During such period, Parent shall continue to operate the Business in good faith and shall not undertake any action the purpose of which is to minimize the Year 1 PSR Revenue or the Year 2 PSR Revenue and the number of shares of Parent Common Stock issuable in connection therewith. The methodology for allocating business opportunities and revenues between those subsidiaries and divisions of the Parent as agreed upon by the parties is hereto set forth as Schedule 2.6(d).

   (e) Actions at the Effective Time.  At the Effective Time:

      (i) Each share of Outstanding PSR Recruiting Common Stock will automatically, by virtue of the Recruiting Merger and without any action on the part of the holder thereof, be canceled and converted into a right to receive from Parent the Stock Consideration in the amount as determined pursuant to this Section 2.6. Each share of Outstanding PSR Holdings Common Stock will automatically, by virtue of the Holdings Merger and without any action on the part of the holder thereof, be canceled and converted into a right to receive from Parent the Stock Consideration in the amount as determined pursuant to this Section 2.6

      (ii) Each share of PSR Recruiting Common Stock and PSR Holdings Common Stock held in the treasury of PSR Recruiting or PSR Holdings, respectively, shall be canceled and retired without payment of any consideration therefor.

      (iii) Each share of common stock of Acquisition Co. ("Acquisition Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time. Each stock certificate of Acquisition Co. evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation. Each share of common stock of Holdings Acquisition Co. ("Holdings Acquisition Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of Surviving Holdings Corporation and shall constitute the only shares of capital stock of Surviving Holdings Corporation outstanding immediately after the Effective Time. Each stock certificate of Holdings Acquisition Co. evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of Surviving Holdings Corporation.

   (f) Escrow Holdback. At the Closing, Parent shall withhold 341,880 shares of Parent Common Stock (the "Indemnity Escrow Shares") as a holdback for any indemnity claims that Parent may have pursuant to Article IX hereunder. No shares of Parent Common Stock constituting the Year 1 Stock Payment or Year 2 Stock Payment shall be escrowed hereunder. The Indemnity Escrow Shares shall be deposited in escrow following the Closing Date with the Indemnity Escrow Shares released to the PSR Recruiting Shareholder and the PSR Holdings Shareholders, as allocated in Section 2.6(c)(iii), within thirty (30) months of the Closing, all in accordance with the terms and provisions hereof and an Escrow Agreement by and among Parent, William W. Riddle, Jr. as the PSR Shareholder Representative (as hereinafter defined) and an escrow agent to be selected by Parent (the "Escrow Agent") in the form attached hereto as Exhibit E (the "Escrow Agreement").

2.7 Cash Payments. Upon the expiration of the seventeen (17) day period following the Control Date (such date, the "Payment Date"), Parent shall wire immediately available funds in the amount of $200,000 to the Kroney-Mincey, Inc. trust account for payment and settlement of certain of the Partnership's then outstanding liabilities as set forth in Schedule 2.7. Notwithstanding the foregoing, Parent's obligation to make such payments on the Payment Date shall be conditioned upon (a) the execution and approval of this Agreement (and such other agreements to be determined by Parent) by greater than two-thirds of the shareholders of each of PSR Recruiting and PSR Holdings; (b) each of the directors of PSR Recruiting and PSR Holdings (i) having previously submitted their resignations as directors of such companies, effective as of the Control Date and (ii) having taken such actions as are reasonably requested by Parent to elect and appoint Parent's nominees to constitute a majority of the directors on each of such boards of directors; and (c) each of James Birmingham and Cynthia Permenter having executed and delivered Settlement Agreements with the Partnership on forms acceptable to Parent.

2.8 Closing.

   (a) Time and Place. The consummation of the Mergers under this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster LLP, 3811 Valley Centre Drive, San Diego, CA 92130, at 10:00 a.m. on November 17, 2003, or at such time and in such manner as the parties mutually agree (the "Closing Date").

   (b) Closing Deliveries by PSR Recruiting, PSR Holdings and the PSR Shareholders. At the Closing, unless waived by Parent, PSR Recruiting, PSR Holdings and the PSR Shareholders, as the case may be, shall have delivered or caused to be delivered to Parent, Acquisition Co. and/or Holdings Acquisition Co., as the case may be:

      (i) the Certificate of Merger, duly executed by PSR Recruiting;

      (ii) the Articles of Merger, duly executed by PSR Recruiting;

      (iii) the Holdings Certificate of Merger, duly executed by PSR
Holdings;

      (iv) the Holdings Articles of Merger, duly executed by PSR Holdings;

      (v) the written consent to the execution of this Agreement and the consummation of the Contemplated Transactions, executed by each of the PSR Shareholders;

      (vi) a counterpart signature page of this Agreement executed by each of the PSR Shareholders;

      (vii) the Escrow Agreement, duly executed by the PSR Shareholder Representative;

      (viii) the Non-Competition and Non-Solicitation Agreement by and between Parent and each of the individuals set forth on Schedule 2.8(b)
(viii), substantially in the form of Exhibit F (the "Non-Competition Agreements"), duly executed by each of such parties;

      (ix) a certificate of an officer of PSR Recruiting substantially in the form of Exhibit G attached hereto, duly executed by PSR Recruiting;
      (x) a certificate of the Secretary of PSR Recruiting substantially in the form of Exhibit H attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of PSR Recruiting and the Partnership certified as of a recent date by the Secretary of State of Texas, (B) a certificate of each appropriate Secretary of State certifying the good standing of each of PSR Recruiting and the Partnership in its state of incorporation or organization and all states in which it is qualified to do business, (C) a true and complete copy of the resolutions of the board of directors of PSR Recruiting and the resolutions of the shareholders of PSR Recruiting, each authorizing the execution, delivery and performance of this Agreement by PSR Recruiting and the consummation of the transactions contemplated hereby and (D) incumbency matters;

      (xi) a certificate of an officer of PSR Holdings substantially in the form of Exhibit I attached hereto, duly executed by PSR Holdings;

      (xii) a certificate of the Secretary of PSR Holdings substantially in the form of Exhibit J attached hereto, certifying as of the Closing Date
(A) a true and complete copy of the organizational documents of PSR Holdings certified as of a recent date by the Secretary of State of Texas,
(B) a certificate of each appropriate Secretary of State certifying the good standing of each of PSR Holdings in its state of incorporation and all states in which it is qualified to do business, (C) a true and complete copy of the resolutions of the board of directors of PSR Holdings and the resolutions of the shareholders of PSR Holdings, each authorizing the execution, delivery and performance of this Agreement by PSR Holdings and the consummation of the transactions contemplated hereby and (D) incumbency matters;

      (xiii) a Release, substantially in the form of Exhibit K attached hereto (the "Shareholder Release"), duly executed by the PSR Recruiting Shareholder and each PSR Holdings Shareholder;

      (xiv) the Registration Rights Agreement by and among Parent and each of the individuals set forth on Schedule 2.8(b)(xiv) substantially in the form of Exhibit L attached hereto (the "Registration Rights Agreement"), duly executed by each of such parties;

      (xv) resignation letters from any remaining officers and directors of PSR Recruiting and PSR Holdings, dated effective as of the Closing;

      (xvi) an opinion of Kroney Mincey, Inc., counsel to PSR Recruiting and PSR Holdings, substantially in the form of Exhibit M attached hereto;

      (xvii) such assignment and assumption agreements as are necessary to transfer and assign certain life insurance policies with Empire General and The Old Line Life Insurance Company of America insuring the life of William
W. Riddle, Jr. to Mr. Riddle as of the Closing;

      (xviii) a letter agreement by and between Empire Lending Co., Inc. and the Partnership with respect to the repayment of that certain Line of Credit Promissory Note dated November 7, 2001, and the consent of Alamo Capital Corporation to the transactions contemplated thereby, each in a form reasonably acceptable to Parent;

      (xix) evidence of termination of the following agreements, each in a form reasonably acceptable to Parent: (a) that certain Management Agreement by and between the Partnership and Rison Management Services, L.P. dated November 8, 2001, (b) that certain Nominee Agreement dated November 7, 2001 by and among Robin Deanne Riddle, William W. Riddle, Jr., Mark O'Brien and William J. Riddle, Jr., as manager of Variety Excursions,
(c) that certain Agreement for Consulting Services dated July 2, 2003 by and between the Partnership and Morris Anderson & Associates, Ltd. and (d) that certain Amended Third Lien Security Agreement dated April 1, 2003 by and between the Partnership and Robin D. Riddle;

      (xx) evidence of the cancellation of certain indebtedness of Robin D. Riddle represented by that certain Amended and Restated Line of Credit Promissory Note dated April 3, 2003, and conversion of such indebtedness into shares of Parent Common Stock; and

      (xxi) such other documents as Parent may reasonably request for the purpose of facilitating the consummation of the Contemplated Transactions.

   (c) Closing Deliveries By Parent. At the Closing, Parent Acquisition Co. and/or Holdings Acquisition Co., as the case may be, shall have delivered or caused to be delivered to PSR Recruiting and PSR Holdings, as the case may be:

      (i) the Articles of Merger, duly executed by Acquisition Co.;

      (ii) the Holdings Articles of Merger, duly executed by Holdings Acquisition Co.;

      (iii) the Escrow Agreement, duly executed by Parent;

      (iv) the Non-Competition Agreements, duly executed by Parent;

      (v) a certificate of an officer of Parent, substantially in the form of Exhibit N attached hereto, duly executed by Parent;

      (vi) a certificate of the Secretary of Parent substantially in the form of Exhibit O attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of Parent certified as of a recent date by the Secretary of State of Delaware, (B) a true and complete copy of the resolutions of the board of directors of Parent authorizing the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby and (C) incumbency matters;

      (vii) a Promissory Note, substantially in the form attached hereto as Exhibit P (the "Permenter Note I"), duly executed by Parent for the assumption of the Partnership's payment obligation to Professional Staffing Resources, Inc. and Nursing Services Registry of Savannah, Inc. in the amount of $2,525,000;

      (viii) a Promissory Note, substantially in the form attached hereto as Exhibit Q (the "Permenter Note II"), duly executed by Parent for the assumption of the Partnership's payment obligation to Professional Staffing Resources, Inc. and Nursing Services Registry of Savannah, Inc. in the amount of $200,000; and

      (ix) a Promissory Note, substantially in the form attached hereto as Exhibit R (the "Riddle Note"), duly executed by Parent for the assumption of the Partnership's payment obligation to Robin Riddle in the amount of $1,200,000.

2.9 Exemption from Registration. The issuance of the Parent Common Stock issuable as Stock Consideration will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and applicable state securities laws.

2.10 Tax Matters.

   (a) Intent to Qualify as Reorganization; No Representations by Parent or Acquisition Co. The parties intend that each Merger qualify as a "reorganization," within the meaning of Section 368(a) of the Code. However, none of Parent, Acquisition Co., Holdings Acquisition Co. or any attorney, accountant or other advisor of Parent, Acquisition Co. or Holdings Acquisition Co. (including Morrison & Foerster LLP) has made or makes any representations or warranties to PSR Recruiting, PSR Holdings, the Partnership, the Target Shareholders or any other Person regarding the Tax treatment of the Mergers and any other transactions contemplated by this Agreement or the Mergers, as to whether each Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, or any of the Tax consequences to any Target Shareholder or any other Person of this Agreement, the Mergers or any of the transactions contemplated hereby or thereby, and PSR Recruiting, PSR Holdings, the Partnership and the PSR Shareholders acknowledge that they are relying solely on their own tax advisors in connection with this Agreement and the transactions contemplated by this Agreement. PSR Recruiting, PSR Holdings, the Partnership and the Target Shareholders understand that each of them and each other Person (and not Parent, Acquisition Co. or Holdings Acquisition Co.) shall be responsible for such Person's Tax liability that may arise as a result of the Mergers or the transactions contemplated by this Agreement.

   (b) Other Tax Matters. Parent shall determine what portion, if any, of any Year 1 Stock Payment and Year 2 Stock Payment shall be treated as interest for Tax purposes, and the parties shall report the Year 1 Stock Payment and Year 2 Stock Payment in accordance with such determination, if required in accordance with the Code, Treasury Regulations or other applicable law.

2.11 Authorization of the PSR Shareholder Representative.

   (a) William W. Riddle, Jr. (and each successor appointed in accordance with this Section 2.11) hereby is appointed, authorized and empowered to act as the shareholder representative (when acting in such capacity, the "PSR Shareholder Representative") on behalf of the PSR Shareholders, in connection with and to facilitate the consummation of the transactions contemplated by this Agreement, which powers shall include, without limitation: (i) to deliver all certificates representing the PSR Recruiting Common Stock and PSR Holdings Common Stock tendered therewith to Parent; (ii) to prosecute, negotiate, defend, agree to, enter into settlements and comprises of, and comply with orders of courts and awards of arbitrators with respect to indemnification claims or other disputes arising under this Agreement; (iii) to resolve any indemnification claims under this Agreement; and (iv) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, do to any and all things and to take any and all actions that the PSR Shareholder Representative in his sole and absolute discretion, may consider necessary or proper or convenient in connection with the consummation of the transactions contemplated by this Agreement.

Accordingly, the PSR Shareholder Representative shall have unlimited authority and power to act on behalf of the PSR Shareholders with respect to this Agreement and the disposition, settlement or other handling of all disputes and indemnification claims, and other rights or obligations arising from or taken pursuant to this Agreement. Each PSR Shareholder will be bound by all actions taken by the PSR Shareholder Representative in connection with this Agreement. The PSR Shareholder Representative shall not be liable to Parent or any PSR Shareholder for any costs, damages or expenses incurred in connection with the performance of his responsibilities hereunder, except to the extent such costs, damages or expenses arise from the PSR Shareholder Representative's intentional misconduct, gross negligence or fraudulent acts.

The grant of authority provided for in this Section 2.11 is coupled with an interest and is being granted, in part, as an inducement to Parent, Acquisition Co. and Holdings Acquisition Co. to enter into this Agreement, and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any PSR Shareholder and shall be binding upon any successor thereto.

Parent, Acquisition Co., Holdings Acquisition Co., Surviving Corporation and Surviving Holdings Corporation shall have the right to rely upon all actions taken or omitted to be taken by the PSR Shareholder Representative pursuant to this Agreement or any applicable ancillary document, and notwithstanding anything herein to the contrary, Parent, Acquisition Co., Holdings Acquisition Co., Surviving Corporation and Surviving Holdings Corporation shall not have any responsibility or obligation whatsoever to any PSR Shareholder or to any other party with respect to or arising out of the actions taken or any inaction by the PSR Shareholder Representative.

   (b) If the PSR Shareholder Representative is unable or unavailable to perform his duties hereunder, a successor PSR Shareholder Representative shall be selected by a majority (based on percentage of stock ownership) of the PSR Holdings Shareholders.

2.12 Appraisal or Dissenter's Rights.

The parties acknowledge and agree that the Parent is executing this Agreement in advance of unanimous approval and execution of the Agreement by the PSR Shareholders as an accommodation to the PSR Shareholders. The parties further acknowledge and agree that the Parent, Acquisition Co. and Holdings Acquisition Co. may, in their sole discretion, waive the requirement of delivery of a written consent executed by each of the PSR Shareholders set forth in Section 2.8(b)(v) and proceed with the Closing. If the Closing occurs with less than the unanimous approval of the PSR Shareholders, the PSR Shareholder Representative hereby agrees to indemnify, defend and hold Parent, Acquisition Co., Holdings Acquisition Co., Surviving Corporation, Surviving Holdings Corporation and their respective officers, directors, employees, agents, affiliates, successors, subsidiaries and assigns (collectively, the "Parent Group") from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses arising out of or relating to any claim for appraisal rights, dissenter's rights or other challenges to the fairness or validity of the Contemplated Transactions by any of the nonconsenting PSR Shareholders. Upon initiation of any such claim, the PSR Shareholder Representative shall immediately assume the defense thereof at the PSR Shareholder Representative's sole cost, risk and expense. The PSR Shareholder Representative will keep the Parent reasonably informed of the progress of any defense, compromise or settlement in connection with such a claim. The PSR Shareholder Representative will not settle any such claim without the consent of Parent unless such settlement provides for the unconditional release of the Parent Group from all liability.

                          ARTICLE III
                 REPRESENTATIONS AND WARRANTIES
        OF PSR RECRUITING, PSR HOLDINGS AND THE PARTNERSHIP

Except as set forth on the PSR Disclosure Schedule and as otherwise provided herein, each of PSR Recruiting and PSR Holdings, on its own behalf and on behalf of the Partnership, represents and warrants to Parent, Acquisition Co. and Holdings Acquisition Co. as of the date hereof and as of the Closing Date, as follows:

3.1 Organization. Each of PSR Recruiting and PSR Holdings is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The Partnership is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas. Each of PSR Recruiting, PSR Holdings and the Partnership is duly authorized to conduct business and is in good standing in Texas and each jurisdiction in which they conduct business where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon PSR Recruiting, PSR Holdings or the Partnership. Each of PSR Recruiting, PSR Holdings and the Partnership has full power and authority, and, to the Knowledge of PSR, holds all Permits and authorizations necessary to carry on its business and to own and use the Assets and Properties owned and used by PSR Recruiting, PSR Holdings or the Partnership except where the failure to have such power and authority or to hold such Permit or authorization would not have a Material Adverse Effect on the business of PSR Recruiting, PSR Holdings or the Partnership. Each of PSR Recruiting, PSR Holdings and the Partnership has delivered to Parent (or counsel for Parent) correct and complete copies of its charter documents and organizational documents, each as amended to date.

3.2 Ownership of PSR Recruiting, PSR Holdings and the Partnership.

   (a) The authorized capital stock of PSR Recruiting consists of (i) 100,000 shares of common stock, par value $0.10 per share ("PSR Recruiting Common Stock"), all of which shares are issued and outstanding as of the date hereof and (ii) no shares of capital stock of PSR Recruiting in treasury. Each share of the issued and outstanding PSR Recruiting Common Stock is duly authorized, validly issued, fully paid and nonassessable.
Section 3.2(a) of the PSR Disclosure Schedule sets forth a complete and accurate list specifying the number of shares of PSR Recruiting Common Stock held by the PSR Recruiting Shareholder.

   (b) The authorized capital stock of PSR Holdings consists of (i) 1,000,000 shares of common stock, par value $0.10 per share ("PSR Holdings Common Stock"), of which 1,000,000 shares are issued and outstanding as of the date hereof and (ii) no shares of capital stock of PSR Holdings in treasury. Each share of the issued and outstanding PSR Holdings Common Stock is duly authorized, validly issued, fully paid and nonassessable.
Section 3.2(b) of the PSR Disclosure Schedule sets forth a complete and accurate list specifying the number of shares of PSR Holdings Common Stock held by the PSR Holdings Shareholders.

   (c) PSR Recruiting is the record and beneficial owner of, and has good and valid title to, a 1% general partnership interest in the Partnership, free and clear of any and all security interests, liens, charges, claims, agreements, obligations and encumbrances of any nature. PSR Holdings is the record and beneficial owner of, and has good and valid title to, a 99% limited partnership interest in the Partnership, free and clear of any and all security interests, liens, charges, claims, agreements, obligations and encumbrances of any nature. There are no agreements or other commitments of any nature relating to the issuance by the Partnership of general or limited partnership interests in the Partnership.

   (d) There are no subscriptions, options, warrants, calls, commitments and other rights of any kind for the purchase or acquisition of, and any securities convertible or exchangeable for, any capital stock of PSR Recruiting or PSR Holdings or, other than as set forth in the Partnership Limited Partnership Agreement dated November 7, 2001, for any unissued general or limited partnership interests in the Partnership.

   (e) Except as provided in Section 3.2(e) of the PSR Disclosure Schedule, there are no agreements to which PSR Recruiting, PSR Holdings, the Partnership or the PSR Shareholders are party or by which they are bound with respect to the voting (including voting trusts or proxies), egistration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of PSR Recruiting, PSR Holdings or the Partnership.

3.3 Ownership of Shares. The PSR Recruiting Shareholder owns beneficially and of record that number of shares of PSR Recruiting Common Stock listed opposite such shareholder's name in Section 3.2(a) of the PSR Disclosure Schedule, free and clear of all Encumbrances, and has good and valid title to such shares. Each PSR Holdings Shareholder owns beneficially and of record that number of shares of PSR Holdings Common Stock listed opposite such shareholder's name in Section 3.2(b) of the PSR Disclosure Schedule, free and clear of all Encumbrances, and has good and valid title to such shares. The delivery of the stock certificate(s) representing the Outstanding PSR Recruiting Common Stock and the Outstanding PSR Holdings Common Stock owned by the PSR Recruiting Shareholder and the PSR Holdings Shareholders, respectively, in the manner provided in Section 2.6 will transfer to the Parent good and valid title thereto free and clear of all Encumbrances.

3.4 Authority. Each of PSR Recruiting and PSR Holdings has all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and, as of the Closing Date, no other proceedings on the part of PSR Recruiting, PSR Holdings or the Partnership are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of PSR Recruiting and PSR Holdings and constitutes a legal, valid and binding obligation of PSR Recruiting and PSR Holdings enforceable against each of PSR Recruiting, PSR Holdings or the Partnership in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.5 No Affiliates.  Other than the Partnership or as set forth in Section
3.5 of the PSR Disclosure Schedule, neither PSR Recruiting nor PSR Holdings has any Affiliates or subsidiaries and is not a partner in any partnership or a party to a joint venture. Other than PSR Recruiting, PSR Holdings, the Partnership does not have any Affiliates or subsidiaries and is not a partner in any partnership or a party to a joint venture.

3.6 No Conflicts. The execution and delivery by each of PSR Recruiting and PSR Holdings of this Agreement does not, and the performance by either PSR Recruiting or PSR Holdings of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

   (a) conflict with or result in a violation or Breach of any of the terms, conditions or provisions of the charter documents, bylaws or other organizational documents of either PSR Recruiting, PSR Holdings or the Partnership;

   (b) to the Knowledge of PSR conflict with or result in a violation or Breach of, or give any Governmental or Regulatory Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any term or provision of any law, Order, Permit, statute, rule or regulation applicable to PSR Recruiting, PSR Holdings or the Partnership, the business or Assets or Properties of PSR Recruiting, PSR Holdings or the Partnership or the capital stock of PSR Recruiting or PSR Holdings or the partnership interests of the Partnership;

   (c) result in a Breach of, or default under (or give rise to right of termination, modification, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which (i) PSR Recruiting, PSR Holdings or the Partnership, (ii) any of the Assets and Properties of PSR Recruiting, PSR Holdings or the Partnership or (iii) PSR Recruiting

Common Stock, PSR Holdings Common Stock or the interests of the Partnership may be bound, except as set forth in Section 3.6(c) of the PSR Disclosure Schedule;

   (d) cause any of the Assets or Properties of PSR Recruiting, PSR Holdings or the Partnership to be reassessed or revalued by any taxing authority or any Governmental or Regulatory Authority other than in the Ordinary Course of Business;

   (e) result in an imposition or creation of any Encumbrance or Tax (other than any Encumbrance or Tax that may result from the Cash Payments required by Section 2.7) on the business or Assets or Properties of PSR Recruiting, PSR Holdings, the Partnership, the PSR Recruiting Common Stock or the PSR Holdings Common Stock.

3.7 Consents and Governmental Approvals and Filings. To the Knowledge of PSR, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of PSR Recruiting, PSR Holdings or the Partnership is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

3.8 Books and Records. The minute books and other corporate records of PSR Recruiting, PSR Holdings and the Partnership as made available to Parent contain a true and complete record of those actions taken at those meetings and by those written consents in lieu of meetings of (a) the shareholders, the boards of directors and committees of the boards of directors of PSR Recruiting and PSR Holdings, and (b) the general partner and limited partners of the Partnership. Each of PSR Recruiting, PSR Holdings and the Partnership has delivered or made available true and complete copies of each document which has been requested by Parent or its counsel in connection with their legal and accounting review of PSR Recruiting, PSR Holdings and the Partnership, to the extent such document exists or could reasonably be acquired. The stock transfer ledgers, partnership interest ledgers and other similar records of PSR Recruiting, PSR Holdings and the Partnership accurately reflect all issuances and record transfers in the capital stock of PSR Recruiting and PSR Holdings and the interests in the Partnership. The other Books and Records of PSR Recruiting, PSR Holdings and the Partnership are true, correct and complete, represent actual, bona fide transactions and have been maintained in accordance with sound business practices; including the maintenance of an adequate system of internal controls.

3.9 Financial Statements. The Partnership has previously delivered to Parent the PSR Financial Statements. Such PSR Financial Statements (i) are true, correct and complete, (ii) have been prepared in accordance with the Books and Records of the Partnership, (iii) except as provided in Section
3.9 of the PSR Disclosure Schedule, have been prepared in conformity with GAAP, and (iv) fairly present the financial condition and results of operations of the Partnership as of the respective dates thereof and for the periods covered thereby.

3.10 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since December 31, 2002, there has not been any material adverse change, or any event or development (excluding national economic conditions, international events and other events and developments affecting all participants in the nurse staffing industry) which, individually or together with other such events, could reasonably be expected to result in a Material Adverse

Effect on PSR Recruiting, PSR Holdings or the Partnership, except as set forth in Section 3.10 of the PSR Disclosure Schedule.

3.11 No Undisclosed Liabilities. Except as disclosed in Section 3.11 of the PSR Disclosure Schedule or in the PSR Financial Statements, there are no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including but not limited to any liability for Taxes), nor any basis for any claim against PSR Recruiting, PSR Holdings or the Partnership for any such liabilities, relating to or affecting PSR Recruiting, PSR Holdings or the Partnership or any of their Assets and Properties, other than such liabilities incurred after December 31, 2002 in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on PSR Recruiting, PSR Holdings or the Partnership.

3.12 Tangible Personal Property. Each of PSR Recruiting, PSR Holdings and the Partnership is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under written agreements to use, all tangible personal property, equipment, plants, buildings, structures and facilities used in or reasonably necessary for the conduct of the Partnership's business, including all tangible personal property reflected on the PSR Financial Statements and any tangible personal property acquired since that date other than property disposed of since such date in the Ordinary Course of Business. All such tangible personal property, equipment, plants, buildings, structures and facilities are free and clear of all Encumbrances, other than Permitted Encumbrances which have not had a Material Adverse Effect on PSR Recruiting, PSR Holdings or the Partnership.

3.13 Benefit Plans; ERISA.

   (a) Section 3.13(a) of the PSR Disclosure Schedule lists each Benefit Plan together with a brief description of the type of plan and benefit provided thereunder. Neither PSR Recruiting, PSR Holdings nor the Partnership has any commitment, proposal, or communication to employees regarding the creation of an additional Benefit Plan or any increase in benefits under any Benefit Plan. Each of PSR Recruiting, PSR Holdings and the Partnership has provided to Parent (i) a copy of each Benefit Plan (including amendments) or, where substantially similar arrangements exist, a sample copy and a list of persons participating in such arrangement, (ii) the most recent annual report on the Form 5500 series for each Benefit Plan required to file such report and (iii) the most recent trustee's report for each Benefit Plan funded through a trust.

   (b) Neither PSR Recruiting, PSR Holdings, the Partnership, an ERISA Affiliate or predecessor thereof has ever maintained, contributed to or been obligated to contribute to any Defined Benefit Plan or multiemployer plan (as defined in Section (3)(37) or 4001(a)(3) of ERISA) and no condition exists that presents a material risk to PSR Recruiting, PSR Holdings, the Partnership or an ERISA Affiliate of incurring a liability under Title IV of ERISA.

   (c) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and, as of the Closing Date, will be in material compliance, in form and operation, with all applicable laws (including but not limited to ERISA and the

Code). The reserves reflected in the PSR Financial Statements for the obligations of PSR Recruiting, PSR Holdings or the Partnership under all Benefit Plans are adequate and were determined in accordance with GAAP.

   (d) Each Qualified Plan utilized by PSR Recruiting, PSR Holdings or the Partnership has received a determination letter from the Internal Revenue Service confirming that it qualifies as to form under Section 401(a) of the Code and, to the Knowledge of PSR, nothing has occurred since the issuance of that letter which would adversely affect such qualified status or the plan sponsor's ability to rely on such determination letter.

   (e) Other than as may be provided in the Settlement Agreement between the Partnership and Cindy Permenter dated July 1, 2003, no Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of PSR Recruiting, PSR Holdings, the Partnership or any ERISA Affiliate beyond their termination of service (other than (i) coverage mandated by applicable law, (ii) benefits under a Qualified Plan, (iii) deferred compensation benefits accrued as liabilities on the books of PSR Recruiting, PSR Holdings, the Partnership or any ERISA Affiliate or (iv) benefits the full cost of which is borne by any current or former employee (or his or her beneficiary)).

   (f) Except for any severance or settlement agreements between the Partnership and both Cindy Permenter and James Birmingham, the consummation of the transactions contemplated by this Agreement will not, (i) entitle any current or former employee, officer, director or partner of PSR Recruiting, PSR Holdings, the Partnership or any ERISA Affiliate to severance pay, or any other material payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation otherwise due any such individual.

   (g) There are no pending or, to the Knowledge of PSR, anticipated or threatened claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than claims for benefits).

3.14 Real Property. Neither PSR Recruiting, PSR Holdings nor the Partnership owns any real property. Section 3.14 of the PSR Disclosure Schedule contains a reference to each parcel of real property leased by PSR Recruiting, PSR Holdings or the Partnership (as lessee or lessor) (the "Real Property"). Except for a storage facility in Savannah, Georgia, leased to Nurses Services Registry of Savannah, Inc., the Partnership has a valid leasehold interest in, all real property used in or relating to the conduct of the Partnership's business.

3.15 Intellectual Property Rights.

   (a) Section 3.15(a) of the PSR Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others (such schedule specifies if such Intellectual Property is owned jointly), by PSR Recruiting, PSR Holdings or the Partnership, a complete and accurate list of all United States and foreign (a) Patents and Patent applications; (b) Trademark registrations and applications and unregistered Trademarks; (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed); and (d) all other

Intellectual Property to which PSR Recruiting, PSR Holdings or the Partnership has any ownership rights (including common law rights).

   (b) Except as provided in Section 3.15(a) of the PSR Disclosure Schedule, PSR Recruiting, PSR Holdings and the Partnership own or possess adequate licenses, re-marketing or sublicensing rights, or other rights to use, free and clear of Encumbrances, Orders and arbitration awards, all of the Intellectual Property used in the business of the Partnership. To the Knowledge of PSR, the products used, manufactured, marketed, sold or licensed by PSR Recruiting, PSR Holdings and the Partnership, and all Intellectual Property used in the conduct of the Partnership's business as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

   (c) No litigation is now or, since November 7, 2001, was pending and no notice or other claim in writing has been received by PSR Recruiting, PSR Holdings or the Partnership, (A) alleging that PSR Recruiting, PSR Holdings or the Partnership has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to PSR Recruiting, PSR Holdings or the Partnership.

   (d) To the Knowledge of PSR, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or licensed by PSR Recruiting, PSR Holdings or the Partnership, and no such claims have been brought against any third party by PSR Recruiting, PSR Holdings or the Partnership.

3.16 Compliance with Legal Requirements; Governmental Authorizations.

   (a) Except as set forth in Section 3.16(a) of the PSR Disclosure
Schedule:

      (i) each of PSR Recruiting, PSR Holdings and the Partnership is, and at all times since its incorporation or formation has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets, except where such failure to comply would not have a Material Adverse Effect upon PSR Recruiting, PSR Holdings or the Partnership;

      (ii) to the Knowledge of PSR, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by either PSR Recruiting, PSR Holdings or the Partnership of, or failure on the part of PSR Recruiting, PSR Holdings or the Partnership to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of PSR Recruiting, PSR Holdings or the Partnership to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

      (iii) neither PSR Recruiting, PSR Holdings nor the Partnership has received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of PSR Recruiting, PSR Holdings or the Partnership to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

   (b) Section 3.16(b) of the PSR Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by PSR Recruiting, PSR Holdings or the Partnership or that otherwise relates to the business of, or to any of the assets owned or used by, PSR Recruiting, PSR Holdings or the Partnership. To the Knowledge of PSR, each Governmental Authorization listed in Section 3.16(b) of the PSR Disclosure
Schedule is as of the Closing Date valid and in full force and effect. Except as set forth on Section 3.16(b) of the PSR Disclosure Schedule:

      (i) each of PSR Recruiting, PSR Holdings and the Partnership is, and at all times has been, in compliance with all of the terms and requirements of each Governmental Authorization identified in Section 3.16(b) of the PSR Disclosure Schedule, except where such failure to comply would not have a Material Adverse Effect upon PSR Recruiting, PSR Holdings or the Partnership;

      (ii) to the Knowledge of PSR, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed in
Section 3.16(b) of the PSR Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed in Section 3.16(b) of the PSR Disclosure Schedule;

      (iii) neither PSR Recruiting, PSR Holdings nor the Partnership has received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or
(B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

      (iv) except as set forth in Section 3.16(b) of the PSR Disclosure Schedule, as of the Closing Date and to the Knowledge of PSR, all applications required to have been filed for the renewal of the Governmental Authorizations listed in Section 3.16(b) of the PSR
Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental or Regulatory Authority, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental or Regulatory Authority, except where such failure to file would not have a Material Adverse Effect upon PSR Recruiting, PSR Holdings or the Partnership.

To the Knowledge of PSR, the Governmental Authorizations listed in Section 3.16(b) of the PSR Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit PSR Recruiting, PSR Holdings and the Partnership to lawfully conduct and operate the business of the Partnership in the manner it currently conducts and operates such business and to permit each of PSR Recruiting, PSR Holdings and the Partnership to own and use its assets in the manner in which it currently owns and uses such assets.

3.17 Legal Proceedings; Orders.

   (a) Except as set forth in Section 3.17(a) of the PSR Disclosure Schedule, there is no pending Proceeding:

      (i) that has been commenced by or against PSR Recruiting, PSR Holdings or the Partnership or that otherwise relates to or may affect the business of, or any of the assets owned or used by PSR Recruiting, PSR Holdings or the Partnership; or

      (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of PSR, (1) no such Proceeding has been Threatened, and
(2) no event has occurred or circumstance exists that may reasonably give rise to or serve as a basis for the commencement of any such Proceeding. PSR Recruiting, PSR Holdings and the Partnership have delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.17(a) of the PSR Disclosure Schedule. The Proceedings listed in Section 3.17(a) of the PSR Disclosure Schedule will not have a Material Adverse Effect on the business, operations, assets, condition, or prospects of PSR Recruiting, PSR Holdings or the Partnership.

   (b) Except as set forth in Section 3.17(b) of the PSR Disclosure
Schedule:

      (i) there is no Order to which PSR Recruiting, PSR Holdings or the Partnership, or any of the assets owned or used by PSR Recruiting, PSR Holdings or the Partnership, is subject;

      (ii) neither PSR Recruiting, PSR Holdings nor the Partnership is subject to any Order that relates to the business of, or any of the assets owned or used by, PSR Recruiting, PSR Holdings or the Partnership; and
(iii) no officer, director, agent, or employee of PSR Recruiting, PSR Holdings or the Partnership is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of PSR Recruiting, PSR Holdings or the Partnership.

   (c) Except as set forth in Section 3.17(c) of the PSR Disclosure
Schedule:

      (i) Each of PSR Recruiting, PSR Holdings and the Partnership is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

      (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which PSR Recruiting, PSR Holdings or the Partnership, or any of the assets owned or used by PSR Recruiting, PSR Holdings or the Partnership, is subject; and

      (iii) neither PSR Recruiting, PSR Holdings nor the Partnership has received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which PSR Recruiting, PSR Holdings or the Partnership, or any of the assets owned or used by PSR Recruiting, PSR Holdings or the Partnership, is or has been subject.

3.18 Contracts.

   (a) Section 3.18 of the PSR Disclosure Schedule contains a true and complete list or general description of each of the following Contracts to which either PSR Recruiting, PSR Holdings or the Partnership is a party or by which any of its Assets and Properties is bound (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements):

      (i) all collective bargaining or similar labor agreements;

      (ii) all Contracts for the employment of any officer, employee or other person or entity on a full time, part time, consulting or other basis;

      (iii) all Contracts (including loan agreements, indentures, debentures, notes or letters of credit) relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of PSR Recruiting, PSR Holdings or the Partnership;

      (iv) each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by PSR Recruiting, PSR Holdings or the Partnership;

      (v) all leases or agreements under which PSR Recruiting, PSR Holdings or the Partnership is lessee or lessor of, or holds, or operates, any property, real or personal, owned by any other party;

      (vi) all Contracts (including sales contracts, purchase orders, mortgage agreements or groups of related agreements) with the same party or any group or affiliated parties which require or may in the future require payment of any consideration by PSR Recruiting, PSR Holdings or the Partnership in excess of $25,000;

      (vii) each Contract for capital expenditures in excess of $10,000;

      (viii) all Contracts or commitments that in any way restrict PSR Recruiting, PSR Holdings or the Partnership from carrying on its business anywhere in the world;

      (ix) all other Contracts that (A) involve the payment or potential payment in excess of $10,000, pursuant to the terms of any such contract or agreement, by PSR Recruiting, PSR Holdings or the Partnership and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any cost or penalty to PSR Recruiting, PSR Holdings or the Partnership; and

      (x) each amendment, supplement, and modification (whether oral or written) in respect to any of the foregoing.

   (b) A correct and complete copy of each Contract disclosed in the PSR Disclosure Schedule has been previously provided or made available to Parent. Except as set forth in Section 3.18 of the PSR Disclosure Schedule, each Contract disclosed in the PSR Disclosure Schedule is in full force and effect, and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of PSR Recruiting, PSR Holdings or the Partnership, and to the Knowledge of PSR, the other parties thereto; and to the Knowledge of PSR either PSR Recruiting, PSR Holdings or the Partnership, as the case may be, has performed all of its required obligations under, and is not in violation or breach of or default under, any such Contract, except where such violation, breach or default would not have a Material Adverse Effect upon PSR Recruiting, PSR Holdings or the Partnership. To the Knowledge of PSR, and except for payment on delinquent accounts receivables, the other parties to any such Contract are not in violation or Breach of or default under any such Contract. Except as set forth in Section 3.18 of the PSR Disclosure Schedule, and to the Knowledge of PSR, none of the present or former employees, officers, directors, shareholders or partners of PSR Recruiting, PSR Holdings or the Partnership is a party to any Contract prohibiting any of them from freely competing with other parties or engaging in the business of PSR Recruiting, PSR Holdings or the Partnership as now operated. To the Knowledge of PSR, no event has occurred or circumstance exists that (with or without notice or the lapse of time) may contravene, conflict with, or result in a violation or Breach of, or give PSR Recruiting, PSR Holdings, the Partnership or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which PSR Recruiting, PSR Holdings or the Partnership is a party. Neither PSR Recruiting, PSR Holdings nor the Partnership has given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under any Contract. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to PSR Recruiting, PSR Holdings or the Partnership under current or completed Contract with any Person and, to the Knowledge of PSR, no such Person has made written demand for such renegotiation. The Contracts relating to the sale, design, manufacture or provisions of products or services of PSR Recruiting, PSR Holdings or the Partnership have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that would be in violation of any Legal Requirement.

3.19 Environmental Matters.

   (a) Each of PSR Recruiting, PSR Holdings and the Partnership is in compliance with all applicable "Environmental Laws" (as defined below) and there are no circumstances which may materially prevent or interfere with such compliance in the future. Neither PSR Recruiting, PSR Holdings nor the Partnership has received any communication (whether written or oral), whether from a Governmental or Regulatory Authority, citizen group, employee or otherwise, that alleges that either PSR Recruiting, PSR Holdings or the Partnership or any of the Assets or Properties used in the business of PSR Recruiting, PSR Holdings or the Partnership is not in full compliance with Environmental Laws. All Permits, registrations and other governmental authorizations currently held by PSR Recruiting, PSR Holdings or the Partnership pursuant to Environmental Laws (collectively, "Environmental Permits") are identified in Section 3.19(a) of the PSR Disclosure Schedule and represent all Environmental Permits necessary for the conduct of its business as currently conducted. Neither PSR Recruiting, PSR Holdings nor the Partnership has been notified by any relevant Governmental or Regulatory Authority that any Environmental Permit will be modified, suspended or revoked or cannot be renewed in the Ordinary Course of Business, and, to the Knowledge of PSR, no Environmental Permit will be modified, suspended or revoked, or cannot be renewed in the Ordinary Course of Business of PSR Recruiting, PSR Holdings or the Partnership.

   (b) There is no "Environmental Notice" (as defined below) that is (i) pending or, to the Knowledge of PSR, threatened against PSR Recruiting, PSR Holdings or the Partnership or (ii) to the Knowledge of PSR, pending or threatened against any Person whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed to PSR Recruiting, PSR Holdings or the Partnership.

   (c) There are no past or present actions, activities, circumstances, conditions, events or incidents arising from the operation, ownership or use of any property currently or formerly owned, operated or used by PSR Recruiting, PSR Holdings or the Partnership (or any entity formerly an Affiliate of any of them), including, without limitation, the release, emission, discharge or disposal of any "Material" (as defined below) into the "Environment" (as defined below), that (i) could reasonably be expected to result in the incurrence of costs under Environmental Laws or (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to PSR Recruiting, PSR Holdings or the Partnership or against any Person whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed to PSR Recruiting, PSR Holdings or the Partnership.

   (d) Without in any way limiting the generality of the foregoing, (i) all underground storage tanks, and the capacity and contents of such tanks, located on property at any time owned, leased or used by PSR Recruiting, PSR Holdings or the Partnership are identified in Section 3.19(d) of the PSR Disclosure Schedule, (ii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased or used by PSR Recruiting, PSR Holdings or the Partnership, (iii) no polychlorinated biphenyls (PCB's) are used or stored on any property owned, leased or used by PSR Recruiting, PSR Holdings or the Partnership and (iv) all locations currently or formerly owned, leased or used by PSR Recruiting, PSR Holdings or the Partnership (or any former Affiliate of any of them) at which any Material generated, used, owned or controlled by PSR Recruiting, PSR Holdings or the Partnership or any former Affiliate of any of them (or by any previous owner or operator) may have been disposed of or released into the Environment are identified and described in Section 3.19(d) of the PSR Disclosure Schedule.

   (e) For purposes of this Section 3.19:

      (i) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and any indoor workplace.

      (ii) "Environmental Notice" means any written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, harm or damages to person, property, natural resources or other fines or penalties) arising out of, based on or resulting from (a) the emission, discharge, disposal, release or threatened release in or into the Environment of any Material or (b) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

      (iii) "Environmental Laws" means all national, state, local and foreign laws, codes, regulations, common law, requirements, directives, Orders, and administrative or judicial interpretations thereof, all as in effect on the date hereof or on the Closing Date, that may be enforced by any Governmental or Regulatory Authority, relating to pollution, the protection of the Environment or the emission, discharge, disposal, release or threatened release of Materials in or into the Environment.

      (iv) "Material" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, including, without limitation, petroleum and petroleum products.

3.20 Accounts Receivable. All accounts receivable of the Partnership that are reflected on the PSR Financial Statements or the accounting records of the Partnership as of the Closing (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing, and except as set forth in Section 3.20 of the PSR Disclosure Schedule, the Accounts Receivable are or will be as of the Closing current and collectible, net of the respective reserves shown on the PSR Financial Statements or on the accounting records of the Partnership as of the Closing (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing, will not represent a greater percentage of the Accounts
Receivable as of the Closing than the reserve reflected in the PSR Financial Statements and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging).

3.21 Accounts Payable.  Set forth in Section 3.21 of the PSR Disclosure
Schedule is a complete and accurate list of all accounts payable of PSR Recruiting, PSR Holdings or the Partnership as of the date hereof (collectively, the "Accounts Payable") which represent or will represent obligations of PSR Recruiting, PSR Holdings or the Partnership arising from purchases actually made, services actually received or obligations otherwise incurred by PSR Recruiting, PSR Holdings or the Partnership.

3.22 Equipment. The tangible personal property and equipment used by PSR Recruiting, PSR Holdings or the Partnership necessary in the conduct of its business are structurally sound with no known material defects and are in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of its business as presently conducted, (ii) no such equipment or tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost, and (iii) with respect to each item of equipment and tangible personal property, neither PSR Recruiting, PSR Holdings nor the Partnership has received notification that it is in violation, in any material respect, of any applicable building, zoning, subdivision, fire protection, health or other law, Order, ordinance or regulation and to the Knowledge of PSR no such violation exists.

3.23 Insurance. Set forth in Section 3.23 of the PSR Disclosure Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to PSR Recruiting, PSR Holdings or the Partnership or the Assets and Properties of PSR Recruiting, PSR Holdings or the Partnership (or any of their respective directors, officers, partners, salespersons, agents or employees), including the following information for each such policy: (a) type(s) of insurance coverage provided; (b) the name of insurer; (c) the effective dates; (d) the policy number(s); (e) per occurrence and annual aggregate deductibles or self-insured retentions; (f) per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted. All policies set forth on the PSR Disclosure Schedule are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

3.24 Tax Matters.

   (a) Except as set forth in Section 3.24 of the PSR Disclosure Schedule, all Returns required to be filed by or on behalf of the Group have been duly filed on a timely basis and to the Knowledge of PSR such Returns are true, complete and correct. Except as set forth in Section 3.24 of the PSR Disclosure Schedule, all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any Pre-Closing Period.
The Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of any member of the Group with respect to Taxes, other than liens for Taxes not yet due and payable. The Group is not currently the beneficiary of any extension of time within which to file any Return.

   (b) Except as set forth in Section 3.24 of the PSR Disclosure Schedule, the amount of the Group's liability for unpaid Taxes for all periods ending on or before August 31, 2003 does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), reflected on the PSR Financial Statements, and except as provided in Section 3.24 of the PSR Disclosure Schedule, the amount of the Group's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the PSR Financial Statements, as adjusted for operations and transactions in the Ordinary Course of Business since July 31, 2003 in accordance with past custom and practice. There are no contracts, agreements, arrangements, commitments or undertakings relating to any prior audit of the Group, and there are no contracts, agreements, arrangements, commitments or undertakings with the Internal Revenue Service or any other Governmental or Regulatory Authority that have or are reasonably likely to have a material and adverse impact on the Group's Taxes that are not reflected in the PSR Financial Statements.

   (c) To the extent such documents exist, Parent has been furnished by the Group true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by the Group or on behalf of the Group relating to Taxes, and
(ii) except as set forth in Section 3.24 of the PSR Disclosure Schedule, all federal and state income or franchise tax returns for the Group for all periods ending on and after 2001.

   (d) The Returns of the Group have never been audited by a Governmental or Regulatory Authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). To the Knowledge of PSR, and except as set forth in Section 3.24 of the PSR Disclosure Schedule, no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Group, and no member of the Group has received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. The Group is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against the Group or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Group. Each member of the Group has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code
Section 6662.

   (e) No member of the Group is (or has it ever been) a party to any Tax sharing agreement or Tax indemnity agreement and has not assumed the Tax liability of any other Person under contract. No member of the Group is or has ever been a member of an affiliated group filing a consolidated federal income tax Return and, except as set forth in Section 3.24 of the PSR Disclosure Schedule, no member of the Group has any liability for the Taxes of any individual or entity under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

   (f) The Group has not agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method. The Group has not made and will not make a consent dividend election under Section 565 of the Code. The Group has not made an election, or is required, to treat any asset as owned by another person pursuant to the provisions of former Section 168(f)(8) of the Code or as "tax-exempt use property" within the meaning of Section 168 of the Code. None of the assets of the Group directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. Neither PSR Recruiting nor PSR Holdings is nor has it been a "United
States real property holding corporation," within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and Parent is not required to withhold tax pursuant to the Mergers by reason of Section 1445 of the Code. No member of the Group has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Group pursuant to Sections 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to
Section 4999 of the Code. No member of the Group has been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 3-year period ending as of the date of this Agreement. No member of the Group has participated in an international boycott as defined in Code Section 999. No member of the Group has a "permanent establishment" in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. Except for the Partnership, no member of the Group is a party to any other joint venture, partnership or other agreement, contract or arrangement (either in writing or verbally, formally or informally) which could be treated as a partnership for federal income tax purposes. The Group is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance. Other than PSR Recruiting, no member of the Group has ever claimed to be an S corporation for federal income tax purposes. No indebtedness of the Group is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code. The Group has not disposed of any property in a transaction accounted for under the installment method pursuant to Section 453 of the Code. Each member of the Group has made timely and valid tax identification of any and all hedge transactions, including the hedged assets and/or liabilities. Each member of the Group has made timely and valid tax identification of any securities held for sale in its capacity as a dealer in securities as defined in Section 475 of the Code.

   (g) The Group has not received a tax opinion with respect to any transaction other than a transaction in the Ordinary Course of Business. The Group is not (nor has it ever been) the direct or indirect beneficiary of a guaranty of Tax benefits or any other arrangement that has the same economic effect or tax opinion relating to it. The Group is not a party to an understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code. The Group is not a party to a lease arrangement involving a defeasance of rent, interest or principal. The Group has not engaged in a "reportable transaction," within the meaning of
Section 1.6011-4 of the Treasury Regulations as in effect on March 1, 2003, regardless of whether such transaction was in fact reported to the Internal Revenue Service or occurred prior to such date.

   (h) The Group does not have any deferred income or gains reportable for Tax purposes in a Post-Closing Period ending after the Closing Date but that is attributable to a transaction occurring in, or resulting from a change in accounting method for a Pre-Closing Period.

   (i) The Group's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Partnership's Tax books and records provided to Parent.

   (j) All of the Target Shareholders are "United States persons," within the meaning of Section 7701(a)(30) of the Code.

   (k) Since its formation, PSR Recruiting has qualified as an "S corporation" for federal and applicable state tax purposes, and, through the Closing Date, will continue to so qualify.

   (l) Notwithstanding anything contained in the foregoing, none of the representations and warranties contained in this Section 3.24 relate or pertain, in any way, to nurses for whom the Partnership is paying taxes to the City of Columbus, Ohio, and such nurses shall not be considered to be included in the "Group."

3.25 Labor and Employment Relations. To the Knowledge of PSR, no officer, executive or group of five or more employees of PSR Recruiting, PSR
Holdings or the Partnership has or have any plans to terminate his, her or their employment with PSR Recruiting, PSR Holdings or the Partnership. Neither PSR Recruiting, PSR Holdings nor the Partnership is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and to the Knowledge of PSR, there are no attempts to organize any of the employees of PSR Recruiting, PSR Holdings or the Partnership by any person, unit or group seeking to act as their bargaining agent. Except as set forth in Section
3.25 of the PSR Disclosure Schedule, each of PSR Recruiting, PSR Holdings and the Partnership has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, occupational health and safety and the withholding and payment of social security and other Taxes, except to the extent any such failure to comply does not have a Material Adverse Effect on PSR
Recruiting, PSR Holdings or the Partnership.  Except as set forth in
Section 3.25 of the PSR Disclosure Schedule and to the Knowledge of PSR, neither PSR Recruiting, PSR Holdings nor the Partnership is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for the failure to comply with any of the foregoing Legal Requirements. To the Knowledge of PSR, no employees of PSR Recruiting, PSR Holdings or the Partnership are in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to any such employee to be employed by PSR Recruiting, PSR
Holdings or the Partnership because of the nature of the business conducted or presently proposed to be conducted by PSR Recruiting, PSR Holdings or the Partnership or the use of trade secrets or proprietary information of others. Section 3.25 of the PSR Disclosure Schedule sets forth the names of all officers, employees and consultants of PSR Recruiting, PSR Holdings and the Partnership that have signed a proprietary rights and confidentiality agreement. Except as set forth in
Section 3.25 of the PSR Disclosure Schedule, there are no pending or, to the Knowledge of PSR, threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by PSR Recruiting, PSR Holdings or the Partnership. To the Knowledge of PSR, no union representation elections relating to the employees of PSR Recruiting, PSR Holdings or the Partnership have been scheduled by any Governmental or Regulatory Authority, no organizational effort is being made with respect to any of such employees, and no investigation of the employment policies or practices of PSR Recruiting, PSR Holdings or the Partnership by any Governmental or Regulatory Authority is pending or threatened. Neither PSR Recruiting, PSR Holdings nor the Partnership is currently, or in the past has been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of PSR Recruiting, PSR Holdings or the Partnership. Neither PSR Recruiting, PSR Holdings nor the Partnership has never experienced any work stoppages and to the Knowledge of PSR, no work stoppage has been threatened or is planned.

3.26 Certain Employees.  Set forth in Section 3.26 of the PSR Disclosure
Schedule is a list of the names of the employees and consultants of PSR Recruiting, PSR Holdings and the Partnership as of the date hereof involved in the management and operation of their business, together with the title or job classification of each such person and the total compensation (with wages and bonuses, if any, separately detailed) paid in 2002 (if applicable) and the current rate of pay for each such person on the date of this Agreement. Except as set forth in Section 3.26 of the PSR Disclosure Schedule, none of such persons has an employment agreement or understanding, whether oral or written, with PSR Recruiting, PSR Holdings or the Partnership which is not terminable on notice by PSR Recruiting, PSR Holdings or the Partnership without cost or other liability to PSR Recruiting, PSR Holdings or the Partnership.

3.27 Absence of Certain Developments. Except as set forth in Section 3.27 of the PSR Disclosure Schedule, since December 31, 2002, neither PSR Recruiting, PSR Holdings nor the Partnership has:

   (a) issued any stock, bonds, corporate securities or partnership interests or any right, options or warrants with respect thereto other than the initial stock issuance of PSR Holdings;

   (b) borrowed any amount, obtained any letters of credit or incurred or become subject to any liabilities in excess of $25,000 in the aggregate;

   (c) discharged or satisfied any lien or Encumbrance or paid any obligation or liability, other than current liabilities paid in the Ordinary Course of Business and other than current federal income Tax liabilities;

   (d) declared or made any payment or distribution of cash or other property to stockholders or partners with respect to its stock or partnership interests, or purchased or redeemed any shares of its capital stock or partnership interests;

   (e) mortgaged or pledged any of its Assets or Properties, or subjected them to any lien, charge or any other Encumbrance, except liens for current property Taxes not yet due and payable;

   (f) sold, leased, subleased, assigned or transferred any of its Assets or Properties, except in the Ordinary Course of Business, or cancelled any debts or claims;

   (g) made any changes in any employee compensation, severance or termination agreement, commitment or transaction other than routine salary increases consistent with past practice, paid any bonuses, or offer employment to any individuals other than in the Ordinary Course of Business;

   (h) entered into any material transaction, or modified any existing transaction (the aggregate consideration for which is in excess of $25,000);

   (i) suffered any damage, destruction or casualty loss, whether or not covered by insurance;

   (j) made any capital expenditures, additions or improvements or commitments for the same, except those made in the Ordinary Course of Business which in the aggregate do not exceed $25,000;

   (k) entered into any transaction or operated its business, not in the Ordinary Course of Business;

   (l) made any change in its accounting methods or practices or ceased making accruals for Taxes, obsolete inventory, vacation and other customary accruals;

   (m) ceased from reserving cash to pay Taxes, principal and interest on borrowed funds, and other customary expenses and payments;

   (n) caused to be made any reevaluation of any of its Assets or Properties;

   (o) caused to be entered into any amendment or termination of any lease, customer or supplier contract or other material contract or agreement to which it is a party, other than in the Ordinary Course of Business;

   (p) made any material change in any of its business policies, including, without limitation, advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition or sale policies;

   (q) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to its business or its financial condition;

   (r) permitted to occur or be made any other event or condition of any character which has had a Material Adverse Effect on it;

   (s) waived any rights material to its financial or business condition;

   (t) made any illegal payment or rebates;

   (u) entered into any agreement to do any of the foregoing;

   (v) incurred any bad debt expenses; or

   (w) made or changed any election in respect of Taxes, amended any Return, adopted or changed any accounting method in respect of Taxes, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Governmental or Regulatory Authority or otherwise.

3.28 Customers and Suppliers. PSR Recruiting or the Partnership has previously provided to Parent a true and correct list of the Partnership's current customers and the Partnership's customers during the 2002 and 2001 calendar years related to the Partnership's business. Except as set forth in Section 3.28 of the PSR Disclosure Schedule, since January 1,

2002, no single customer or group of affiliated customers contributing more than $10,000 per annum to the gross revenues of the Partnership's business has stopped doing business with PSR Recruiting, PSR Holdings or the Partnership, and no such customer has given notice to PSR Recruiting, PSR Holdings or the Partnership of an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal year 2002 with PSR Recruiting, PSR Holdings or the Partnership. Neither PSR Recruiting, PSR Holdings nor the Partnership has received any notice or has any reason to believe that any significant supplier will not sell supplies, merchandise and other goods to PSR Recruiting, PSR Holdings or the Partnership at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to PSR Recruiting, PSR Holdings or the Partnership, subject only to general and customary price increases, unless comparable supplies, merchandise or other goods are readily available from other sources on comparable terms and conditions.

3.29 Bank Accounts. Section 3.29 of the PSR Disclosure Schedule contains a complete and accurate list of each deposit account or asset maintained by or on behalf of PSR Recruiting, PSR Holdings or the Partnership with any bank, brokerage house or other financial institution, specifying with respect to each: (a) the name and address of the institution; (b) the name under which the account is maintained; (c) the account number; and
(d) the name and title or capacity of each Person authorized to have access thereto.

3.30 Permits. Section 3.30 of the PSR Disclosure Schedule contains a true and complete list of all Permits used in and material, individually or in the aggregate, to the business of PSR Recruiting, PSR Holdings and the Partnership. To the Knowledge of PSR, all such Permits are as of the Closing Date effective and valid and, to the Knowledge of PSR, have been validly issued. To the Knowledge of PSR, no additional Permits are necessary to enable PSR Recruiting, PSR Holdings or the Partnership to conduct its business in material compliance with all applicable federal, state and local laws. To the Knowledge of PSR, neither the execution, delivery or performance of this Agreement nor the mere passage of time will have any effect on the continued validity or sufficiency of the Permits, nor will any additional Permits be required by virtue of the execution, delivery or performance of this Agreement to enable PSR Recruiting, PSR Holdings or the Partnership to conduct its business as now operated. To the Knowledge of PSR, there is no pending Action or Proceeding by any Governmental or Regulatory Authority which could affect the Permits or their sufficiency for the current conduct of business by PSR Recruiting, PSR Holdings or the Partnership or of the conduct of business by PSR Recruiting, PSR Holdings or the Partnership after the Closing. PSR Recruiting has provided Parent with true and complete copies of all Permits listed in the PSR Disclosure Schedule.

3.31 Third Party Consents. No consent, approval or authorization of any third party on the part of PSR Recruiting, PSR Holdings or the Partnership is required in connection with the consummation of the transactions contemplated hereunder except as otherwise provided in Section 3.31 of the PSR Disclosure Schedule.

3.32 Relationships with Related Persons.  Except as set forth in Section
3.32 of the PSR Disclosure Schedule, no PSR Shareholder, general or limited partner of the Partnership or any Related Person of them has or since December 31, 2001 has had, any interest in the property, whether real, personal or mixed, or whether tangible or intangible, used in or pertaining to the business of PSR Recruiting, PSR Holdings or the Partnership. To the Knowledge of PSR, and except as set forth in Section
3.32 of the PSR Disclosure Schedule, no PSR Shareholder, any general or limited partner of the Partnership or any Related Person of them owns, or since December 31, 2001 has owned (of record or as beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with PSR Recruiting, PSR Holdings or the Partnership or
(ii) engaged in competition with PSR Recruiting, PSR Holdings or the Partnership with respect to any line of the products or services of PSR Recruiting, PSR Holdings or the Partnership. Except as set forth in
Section 3.32 of the PSR Disclosure Schedule, no PSR Shareholder, general or limited partner of the Partnership or any Related Person of them is a party to any Contract with or to the Knowledge of PSR has any right or claim against PSR Recruiting, PSR Holdings or the Partnership arising from the business of PSR Recruiting, PSR Holdings or the Partnership.

3.33 Certain Payments.  Since November 7, 2001, neither PSR Recruiting,
PSR Holdings, the Partnership nor any director, officer, partner, agent or employee of PSR Recruiting, PSR Holdings or the Partnership, or to the Knowledge of PSR, any other Person associated with or acting for or on behalf of PSR Recruiting, PSR Holdings or the Partnership has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back or other payment to any Person, private or public, regardless of any form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained for or in respect of PSR Recruiting, PSR Holdings, the Partnership or any affiliate thereof, or (D) in violation of any Legal Requirement, (ii) established or maintained any fund or asset that has not been recorded in the Books and Records of PSR Recruiting, PSR Holdings or the Partnership.

3.34 Brokers. Except as set forth in Section 3.34 of the PSR Disclosure Schedule, neither PSR Recruiting, PSR Holdings, the Partnership nor any
PSR Shareholder has retained any broker in connection with the transactions contemplated hereunder. Parent has, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of PSR Recruiting, PSR Holdings, the Partnership or any PSR Shareholder.

3.35 Verification of Credentials. Except as set forth in Section 3.35 of the PSR Disclosure Schedule, PSR Recruiting as general partner and the Partnership have implemented policies and procedures to verify the credentials (including, but not limited to, with respect to education and licensure) of personnel that the Partnership places with its clients and to collect, maintain and update such credentialing information. To the Knowledge of PSR, employees and consultants of PSR Recruiting and the Partnership each consistently follow and have followed such policies and procedures.

3.36 Training. Except as set forth in Section 3.36 of the PSR Disclosure Schedule, PSR Recruiting as general partner and the Partnership have had in place, and currently have in place, a training program for personnel who provide services to clients of the Partnership that satisfy the Partnership's training obligations to its clients. To the extent that the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") currently applies or applied to PSR Recruiting or the Partnership, each of PSR Recruiting and the Partnership has developed a plan to comply with any obligations it may have under the privacy standards of HIPPA.

3.37 Material Misstatements and Omissions. To the Knowledge of PSR, the statements, representations and warranties of each of PSR Recruiting, PSR Holdings and the Partnership contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of PSR Recruiting, PSR Holdings and the Partnership pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                           ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES
         OF PARENT, ACQUISITION CO AND HOLDINGS ACQUISITION CO.

Parent, Acquisition Co. and Holdings Acquisition Co., jointly and severally, represent and warrant to PSR Recruiting, PSR Holdings and the PSR Shareholders as of the date hereof and as of the Control Date, as follows:

4.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of the Delaware. Each of Acquisition Co. and Holdings Acquisition Co. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent, Acquisition Co. and Holdings Acquisition Co. is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Parent, Acquisition Co. or Holdings Acquisition Co., as the case may be.

4.2 Authority. Each of Parent, Acquisition Co. and Holdings Acquisition Co. has all necessary corporate power and corporate authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its respective obligations hereunder and, as of the Control Date, no other proceedings on the part of Parent, Acquisition Co. or Holdings Acquisition Co. are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent, Acquisition Co. and Holdings Acquisition Co. and constitutes a legal, valid and binding obligation of Parent, Acquisition Co. and Holdings Acquisition Co., respectively, enforceable against each of Parent, Acquisition Co. and Holdings Acquisition Co. in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
4.3 Litigation. Other than the NASD Inquiry, there are no Actions or Proceedings pending or, to the Knowledge of Parent, Acquisition Co. or Holdings Acquisition Co., threatened or anticipated against, relating to or affecting the transactions contemplated by this Agreement, and, to the Knowledge of Parent, Acquisition Co. or Holdings Acquisition Co., there is no basis for any such Action or Proceeding.

4.4 Reports and Financial Statements. As of the date hereof, the Parent has furnished or made available to PSR Recruiting and PSR Holdings true and complete copies of all Parent SEC Documents. As of their respective filing dates, all such Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and none of such Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and present fairly the consolidated financial position of the Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). As of the date hereof, there has been no change in the Parent accounting policies except as described in the notes to Parent Financial Statements.

4.5 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the date of the most recent Parent SEC Documents, there has not been any material adverse change, or any event or development relating to Parent (but excluding national economic conditions, international events, and other events and developments affecting all participants in the nurse staffing industry) which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on Parent.

4.6 Brokers. Neither Parent, Acquisition Co. nor Holdings Acquisition Co. has retained any broker in connection with the transactions contemplated hereunder. Neither PSR Recruiting, PSR Holdings nor any PSR Shareholder has, and will have, any obligation to pay any broker's, finder's investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Parent, Acquisition Co. or Holdings Acquisition Co.

4.7 Tax Matters. Neither Parent, Surviving Corporation nor Surviving Holdings Corporation will, either before or after consummation of the Mergers, take any action which, to the knowledge of such party, would reasonably be expected to cause the Mergers to fail to constitute a "reorganization" within the meaning of Code Section 368, provided that neither Parent Acquisition Co. nor Holdings Acquisition Co. makes any representation, warranty or covenant that the Mergers will qualify as reorganization within the meaning of said Code section.

                            ARTICLE V
                  REPRESENTATIONS AND WARRANTIES
                     OF THE PSR SHAREHOLDERS

Each PSR Shareholder hereby represents and warrants, severally, but not jointly, to Parent, Acquisition Co. and Holdings Acquisition Co. as follows (such representations and warranties do not lessen or obviate the representations and warranties of PSR Recruiting, PSR Holdings and the Partnership set forth in Article III above):

5.1 Requisite Power and Authority. Such PSR Shareholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such PSR Shareholder's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of such PSR Shareholder, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2 Ownership and Voting. Each PSR Shareholder is the record and beneficial owner of, and has good and valid title to, his, her or its shares of PSR Recruiting Common Stock or PSR Holdings Common Stock, free and clear of any and all security interests, liens, charges, claims, agreements, obligations and encumbrances of any nature. Other than as set forth in the Partnership Limited Partnership Agreement dated November 7, 2001, there are no agreements to which such PSR Shareholder is party or by which he, she or it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of PSR Recruiting or PSR Holdings.

5.3 Investment Representations. Such PSR Shareholder understands that the shares of the Parent Common Stock have not been registered under the Securities Act. Such PSR Shareholder also understands that the shares of Parent Common Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such PSR Shareholder's representations and warranties contained in this Agreement. Such PSR Shareholder hereby represents and warrants as follows:

   (a) Such PSR Shareholder:

      (i) is an "accredited investor" as defined in Rule 501(a) of the Securities Act; and/or

      (ii) either alone, or with his, her or its purchaser representative (a "Purchaser Representative"), has such knowledge and experience in financial and business matters and investing in private placement transactions of securities in companies similar to Parent so that he, she or it is capable of evaluating the merits and risks of his, her or its investment in Parent and has the capacity to protect his, her or its own interests. To the extent that such PSR Shareholder has evaluated the merits and risk of his, her or its investment in Parent with a Purchaser Representative, such Purchaser Representative: (i) is not an Affiliate, director, officer or other employee of Parent, or the beneficial owner of ten percent (10%) or more of the equity interests of Parent; (ii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating, alone or together with other purchaser representatives of the PSR Shareholder, or together with the PSR Shareholder, the merits and risks of his, her or its investment in Parent;
(iii) has been acknowledged in writing to be such PSR Shareholder's purchaser representative in connection with evaluating the merits and risks of the prospective investment in Parent; and (iv) has disclosed to such PSR Shareholder in writing a reasonable time prior to the issuance of the Parent Common Stock any material relationship between himself or herself or his Affiliates and Parent that currently exists, that is mutually understood to be contemplated or that has existing at any such time during the previous two years, and any compensation received or to be received as a result of such relationship.

   (b) Such PSR Shareholder must bear the economic risk of this investment indefinitely unless the shares of Parent Common Stock are registered pursuant to the Securities Act, or an exemption from registration is available. Such PSR Shareholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such PSR Shareholder to transfer all or any portion of the shares of Parent Common Stock under the circumstances, in the amounts or at the times such PSR Shareholder might propose.

   (c) Such PSR Shareholder is acquiring the shares of Parent Common Stock for such PSR Shareholder's own account for investment only, and not with a view towards their distribution.

   (d) Such PSR Shareholder represents that by reason of his, her or its business or financial experience, either alone or together with his, her or its Purchaser Representative, such PSR Shareholder has the capacity to protect his, her or its own interests in connection with the transactions contemplated in this Agreement. Further, such PSR Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

   (e) Such PSR Shareholder has received and read the Parent SEC Filings and has had an opportunity to discuss Parent's business, management and financial affairs with directors, officers and management of Parent and has had the opportunity to review Parent's operations and facilities. Such PSR Shareholder has also had the opportunity to ask questions of and receive answers from Parent and its management regarding the terms and conditions of this investment.

   (f) Such PSR Shareholder acknowledges and agrees that the shares of Parent Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such PSR Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Parent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market (as said term is defined under the Exchange Act) and the number of shares being sold during any three month period not exceeding specified limitations.

   (g) Such PSR Shareholder resides in the state or province identified in the address of such PSR Shareholder set forth on the signature page to this Agreement.

5.4 Transfer Restrictions. Such PSR Shareholder acknowledges and agrees that the shares of Parent Common Stock are subject to restrictions on transfer set forth in this Section 5.4. Such PSR Shareholder agrees not to make any disposition of all or any portion of the shares of Parent Common Stock unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the transferee (except for transfers in compliance with Rule 144) has agreed in writing to be bound by the terms of this Agreement, such PSR Shareholder shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by Parent, such PSR Shareholder shall have furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such PSR Shareholder to a family member of such PSR Shareholder or trust for the benefit of such PSR Shareholder or family member; provided, however, that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original PSR Shareholder hereunder. Parent shall be entitled to impose stop transfer instructions with respect to the Parent Common Stock in order to enforce the foregoing restrictions.

The certificates representing the Parent Common Stock (when issued pursuant to this Agreement) shall bear the following legend restricting transfer, and such other legends as may be required by any applicable state securities law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE AND SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE. THE RIGHTS OF THE HOLDER OF THIS CERTIFICATE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED NOVEMBER 4, 2003 BY AND AMONG

CRDENTIA CORP., PSR ACQUISITION CORPORATION, PSR HOLDINGS ACQUISITION CORPORATION, PSR NURSES RECRUITING, INC., PSR NURSES HOLDINGS CORP. AND THE SHAREHOLDERS OF PSR NURSES RECRUITING, INC. AND PSR NURSES HOLDINGS CORP.

5.5 Market Standoff. Such PSR Shareholder agrees that he, she or it will not, without the prior written consent of Parent and/or the managing underwriter(s), during the period commencing on the date of filing of a registration statement by Parent pursuant to an underwritten public offering by Parent of its capital stock or securities convertible into its capital stock and ending on the date specified by Parent and the managing underwriter(s) (such period not to exceed 180 days following the filing of the final prospectus relating to such offering), transfer or dispose of any shares of Parent Common Stock owned by such PSR Shareholder. In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to such securities of the PSR Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                                ARTICLE VI
                          ADDITIONAL AGREEMENTS

6.1 Operation of Business Prior to Effective Time. Between the date hereof and the Effective Time, each of PSR Recruiting, PSR Holdings and the Partnership will operate its respective business in the Ordinary Course of Business and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use all commercially reasonable efforts to seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time.

6.2 No Solicitation or Negotiation. Between the date hereof and the earlier of the termination of this Agreement and December 31, 2003, PSR Recruiting and PSR Holdings will not (nor will PSR Recruiting or PSR Holdings permit any of their officers, directors, employees, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any person other than Parent, Acquisition Co. and Holdings Acquisition Co.: (i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any person relating to any possible acquisition of PSR Recruiting, PSR Holdings or any of their subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its or their capital stock or assets or any equity interest in PSR Recruiting or PSR Holdings; (ii) provide information with respect to it or any of its subsidiaries to any person, other than Parent, Acquisition Co. and Holdings Acquisition Co., relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of PSR Recruiting or PSR Holdings (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or assets or any equity interest in PSR Recruiting or PSR Holdings; or (iii) enter into any agreement with any person providing for the possible acquisition of PSR Recruiting, PSR Holdings or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or assets or any equity interest in PSR Recruiting or PSR Holdings.

6.3 Access to Information. Between the date hereof and the Effective Time, PSR Recruiting and PSR Holdings shall give Parent and its authorized representatives (including, without limitation, its attorneys and accountants), upon reasonable notice from Parent, reasonable access to all employees, customers, suppliers, plants, offices, warehouses and other facilities, to (and where necessary, provide copies of) all books and records, Returns, contracts and all personnel files of current employees of PSR Recruiting, PSR Holdings, the Partnership and their respective subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of PSR Recruiting, PSR Holdings, the Partnership and their respective subsidiaries as Parent may from time to time reasonably request; provided, however, that notwithstanding the foregoing Parent shall not contact any of such employees, customers or suppliers, or receive any customer or supplier list, or specific financial information regarding any single customer or supplier without the prior written consent of William W. Riddle, Jr., which such consent shall not be unreasonably withheld.

6.4 Notification of Certain Matters. Each of Parent, on the one hand, and PSR Recruiting, PSR Holdings and the Partnership, on the other hand, shall give prompt notice to the other of (i) the occurrence or nonoccurrence of any event of which they obtain knowledge the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by (a) Parent, Acquisition Co. or Holdings Acquisition Co. to be untrue or inaccurate at or prior to the Control Date, or (b) PSR Recruiting, PSR Holdings, the Partnership or the PSR Shareholders to be untrue or inaccurate at or prior to the Effective Time, or (ii) any failure of which they obtain knowledge by Parent, Acquisition Co. or Holding s Acquisition Co., on the one hand, or PSR Recruiting, PSR Holdings, the Partnership or the PSR Shareholders, on the other hand, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not cure such breach or non-compliance by Parent, Acquisition Co. or Holdings Acquisition Co., on the one hand, or PSR Recruiting, PSR Holdings, the Partnership or the PSR Shareholders, on the other hand, shall not limit or otherwise affect the remedies available hereunder to the other party, or constitute an amendment of any representation, warranty or statement in this Agreement or the PSR Disclosure Schedules.


6.5 Fees and Expenses. Whether or not the Mergers are consummated, all fees, costs and expenses incurred in connection with the Mergers, this Agreement and the other agreements and transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, broker's consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of the Mergers, this Agreement and the other agreements and transactions contemplated hereby and thereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such Third Party Expenses.

6.6 Subordination.

   (a) Note Subordination. The parties hereto acknowledge and agree that the Permenter Note I, Permenter Note II and the Riddle Note (collectively, the "Debt") shall be subordinated to all Senior Debt. No payment of principal or interest shall be made on the Debt if, but only as long as, there exists any default, or the existence of any event which, with the giving of notice, would constitute a default, in the payment of Senior Debt, as determined by the terms of any such Senior Debt. The Debt shall be pari-passu with all other seller financing incurred in connection with Industry Acquisitions.

   (b) Subordination Documents. The parties hereto agree to execute, at or following the Closing, as the case may be, all subordination documents required by the holders of Senior Debt.

6.7 Severance Payment. Beginning on the Payment Date, Parent shall cause the Partnership to begin to make four equal payments of $7,000 each through the Partnership's accounts payable system, to Rison Management Services, LP, representing two months of consulting services for James Birmingham based on his current salary of $168,000 per year. Such payments shall be made to Rison Management Services, LP on the Payment Date, November 30, 2003, December 15, 2003 and December 30, 2003.

6.8 Note Payment. Notwithstanding the provisions of Section 6.6 herein, Parent shall cause the Partnership to pay to Robin D. Riddle an amount in cash equal to $191,000 to prepay certain outstanding indebtedness owed to Ms. Riddle, with any such payment to be made on the Payment Date. Further, interest on the Riddle Note shall begin accruing on the Control Date, with the first monthly payment of principal and interest to be paid in accordance with the terms set forth in the Riddle Note and in equal monthly installments thereafter until paid in full.

6.9 Tax Matters.

   (a) At their own expense, the Target Shareholders shall cause the Group's accountants to prepare and the Group to timely file all Group federal tax returns and Texas franchise tax returns not already filed for all Pre-Closing Periods (the "Final Returns"), if legally required to do so. The Target Shareholders shall pay any Tax due with respect to the Final Returns. The Final Returns shall be prepared in a manner consistent with previously filed Group Returns, and, without limiting the foregoing, (a) the PSR Recruiting Shareholder shall maintain PSR Recruiting's S corporation status for federal and applicable state tax purposes through the Closing Date and on the Final Returns and (b) PSR Holdings shall not elect on any Return to be treated as an S corporation for such purposes.
The Target Shareholders shall cause a copy of all Final Returns to be sent to Parent for its review and comment and, if required, appropriate execution, at least fifteen (15) days prior to the filing thereof. For purposes of this Section 6.9, the "Group" shall not include any nurses for whom the Partnership is paying taxes to the City of Columbus, Ohio.

(b) The Target Shareholders shall, if legally required to do so, pay all Taxes of the Group that may be due after the Closing Date that are allocable to each such Target Shareholder for the period prior to and including the Closing Date. In order appropriately to apportion any of these Taxes relating to a period that includes (but that would not, but for this Section 6.9(b), close on) the Closing Date, the parties hereto will, to the extent permitted by applicable law, elect with the relevant Government or Regulatory Authorities to treat for all purposes the Closing Date as the last day of a Tax period of PSR
Recruiting and PSR Holdings, and such period shall be treated as a Pre-Closing Period for purposes of this Agreement. In any case where applicable law does not permit PSR Recruiting or PSR Holdings to treat the Closing Date as the last day of a Tax period, then for purposes of this Agreement, the portion of such Taxes that is attributable to the operations of PSR Recruiting or PSR Holdings for the Interim Period shall be (i) in the case of Taxes that are not based on income or gross receipts, the total amount of such Taxes for the period in question multiplied by a fraction, the numerator of which is the number of days in the Interim Period, and the denominator of which is the total number of days in the entire period in question, and (ii) in the case of Taxes that are based on income or gross receipts, the Taxes that would be due with respect to the Interim Period, if such Interim Period were a Tax period. For purposes of this Section 6.9, the "Group" shall not include any nurses for whom the Partnership is paying taxes to the City of Columbus, Ohio.

6.10 Riddle Guaranty. In the event the existing Partnership debt to Alamo Capital Corporation is not retired within 30 days following Closing, Parent will exert its reasonable and diligent commercial efforts to convince Alamo Capital Corporation to release Robin Riddle and, if applicable, William W. Riddle, Jr., from their personal guaranties of such debt.

                              ARTICLE VII
               CONDITIONS TO CONSUMMATION OF THE MERGERS

7.1 Conditions to the Obligations of PSR Recruiting and PSR Holdings. The obligation of PSR Recruiting and PSR Holdings to effect the Mergers are subject to the satisfaction at or prior to the Effective Time of the following conditions:

   (a) the representations and warranties of Parent, Acquisition Co. and Holdings Acquisition Co. contained in this Agreement shall be true and correct in all material respects at and as of the Control Date with the same effect as if made at and as of the Control Date (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date, and in any event, subject to the foregoing materiality qualification) and, at the Closing, Parent, Acquisition Co. and Holdings Acquisition Co. shall have delivered to PSR Recruiting and PSR Holdings a certificate to that effect, executed by an officer of Parent, Acquisition Co. and Holdings Acquisition Co.;

   (b) each of the covenants and obligations of Parent, Acquisition Co. and Holdings Acquisition Co. to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent, Acquisition Co. and Holdings Acquisition Co. shall have delivered to PSR Recruiting and PSR Holdings a certificate to that effect, executed by an officer of Parent, Acquisition Co. and Holdings Acquisition Co.; and

   (c) Parent shall have delivered all of Closing deliveries set forth in
Section 2.8(c) above.

7.2 Conditions to the Obligations of Parent, Acquisition Co. and Holdings Acquisition

Co. The respective obligations of Parent, Acquisition Co. and Holdings Acquisition Co. to effect the Mergers are subject to the satisfaction at or prior to the Effective Time of the following conditions:

   (a) the representations and warranties of PSR Recruiting, PSR Holdings and the Partnership contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date) and, at the Closing, PSR Recruiting and PSR Holdings shall have delivered to Parent, Acquisition Co. and Holdings Acquisition Co. a certificate to that effect, executed by an executive officer of PSR Recruiting and PSR Holdings;

   (b) each of the covenants and obligations of PSR Recruiting and PSR Holdings to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, PSR Recruiting and PSR Holdings shall have delivered to Parent, Acquisition Co. and Holdings Acquisition Co. a certificate to that effect, executed by an executive officer of PSR Recruiting and PSR Holdings;

   (c) the consents specified on Schedule 7.2(c), if any, shall have been given, obtained or complied with as applicable;

   (d) PSR Recruiting, PSR Holdings and the PSR Shareholders, as the case may be, shall have delivered all of the Closing deliveries set forth in
Section 2.8(b) above;

   (e) there shall have been no events, changes or effects, individually or in the aggregate, with respect to PSR Recruiting, PSR Holdings or the Partnership having, or that would reasonably be expected to have, a Material Adverse Effect on PSR Recruiting, PSR Holdings or the Partnership;

   (f) no key employee of PSR Recruiting, PSR Holdings or the Partnership (as determined by Parent in its sole discretion) shall have terminated their employment or given written or oral notice to PSR Recruiting, PSR Holdings, the Partnership or Parent of their intention to do so after the consummation of the Mergers;

   (g) the results of Parent's due diligence investigation of PSR
Recruiting, PSR Holdings and the Partnership shall be satisfactory to Parent, as determined in its sole and absolute discretion;

   (h) PSR Recruiting and PSR Holdings shall have furnished to Parent, in a manner reasonably acceptable to Parent, certification in the form required by Treasury Regulation Section 1.1445-2(c)(3) that the stock of PSR Recruiting and PSR Holdings is not a U.S. real property interest, and, simultaneously with delivery of such certification, PSR Recruiting and PSR Holdings shall have provided Parent, as agent for PSR Recruiting and PSR Holdings, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2) along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of PSR Recruiting and PSR Holdings upon the Closing of the Mergers; and

   (i) all proceedings taken by PSR Recruiting, PSR Holdings and the PSR Shareholders and all instruments executed and delivered by PSR Recruiting, PSR Holdings and the PSR Shareholders on or prior to the Closing in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to counsel for the Parent, Acquisition Co. and Holdings Acquisition Co.

                           ARTICLE VIII
                 TERMINATION; AMENDMENT; WAIVER

8.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement:

   (a) by written consent of Parent, Acquisition Co. and Holdings
Acquisition Co., on the one hand, and PSR Recruiting and PSR Holdings, on the other hand;

   (b) by Parent, Acquisition Co. and Holdings Acquisition Co. on the one hand, and PSR Recruiting and PSR Holdings, on the other hand, if (i) any court of competent jurisdiction in the United States or other United States federal or state governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting a Merger and such order, decree, ruling or other action is or shall have become non-appealable, or (ii) the Mergers have not been consummated by December 31, 2003; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

   (c) by PSR Recruiting and PSR Holdings if (i) there shall have been a material breach of any representations or warranties on the part of Parent, Acquisition Co. or Holdings Acquisition Co. set forth in this Agreement or if any representations or warranties of Parent, Acquisition Co. or Holdings Acquisition Co. shall have become untrue in any material respect as of the Control Date, provided that PSR Recruiting, PSR Holdings or the Partnership has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by Parent, Acquisition Co. or Holdings Acquisition Co. of any of their respective covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition Co. and Holdings Acquisition Co., on the one hand, or PSR Recruiting and PSR Holdings, on the other hand, to consummate the Mergers, and either Parent, Acquisition Co. or Holdings Acquisition Co., as the case may be, has not cured such breach within ten business days after notice by PSR Recruiting or PSR Holdings thereof, provided that neither PSR Recruiting, PSR
Holdings or the Partnership has breached any of its obligations hereunder in any material respect; or

(d) by Parent, Acquisition Co. and Holdings Acquisition Co. if (i) there shall have been a material breach of any representations or warranties on the part of PSR Recruiting, PSR Holdings, the Partnership or the PSR Shareholders set forth in this Agreement or if any representations or warranties of PSR Recruiting, PSR Holdings, the Partnership or the PSR Shareholders shall have become untrue in any material respect, provided that neither Parent, Acquisition Co. nor Holdings Acquisition Co. has breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a breach by PSR Recruiting or PSR Holdings of one or more of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition Co., Holdings Acquisition Co., PSR Recruiting or PSR Holdings to consummate the Mergers, and PSR Recruiting or PSR Holdings has not cured such breach within ten business days after notice by Parent, Acquisition Co. or Holdings Acquisition Co. thereof, provided that neither Parent, Acquisition Co. nor Holdings Acquisition Co. has breached any of their respective obligations hereunder in any material respect; or (iii) the results of Parent's due diligence investigations are not satisfactory to Parent for any reason in its sole discretion.

8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 above, this Agreement shall forthwith become void and have no effect without liability on the part of any party hereto or its Affiliates, directors, officers or stockholders other than the provisions of this Section 8.2 and Sections 6.5, 8.3, 10.7, and 10.10.

8.3 Amendment. This Agreement may be amended by action taken by Parent, Acquisition Co. and Holdings Acquisition Co., on the one hand, and PSR Recruiting and PSR Holdings, on the other hand, at any time before or after approval of the Mergers by the PSR Shareholders but after any such approval no amendment shall be made that requires the approval of such shareholders under applicable law without such approval. This Agreement (including the PSR Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

                             ARTICLE IX
              ACTIONS BY THE PARTIES AFTER THE CLOSING
9.1 Survival of Representations, Warranties, Etc. Subject to Section 9.2, the representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder (notwithstanding any investigation, analysis or evaluation by any party hereto or their designees of the Assets and Properties, business, operations or condition (financial or otherwise) of the other party) until thirty (30) months after the Effective Time; provided, however, that the representations and warranties of the parties contained in Sections 3.2, 3.3, 3.19, 3.24 and 4.7 shall continue to survive indefinitely in full force and effect following the Effective Time.

9.2 Indemnification.

   (a) By PSR Shareholders. Subject to Section 9.2(c), the PSR Shareholders shall severally indemnify, defend and hold harmless the Parent Group from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to any Breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by PSR Recruiting, PSR Holdings, the Partnership or the PSR Shareholders in or pursuant to this Agreement, or in the other documents delivered in connection with the transactions contemplated in this Agreement.

   (b) By the Parent. Subject to Section 9.2(c), the Parent shall indemnify, defend and hold harmless to PSR Shareholders and their respective successors and assigns from and against any and all Damages incurred in connection with, arising out of or relating to any Breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation made by Parent in or pursuant to this Agreement, or in other documents delivered in connection with the transactions contemplated by this Agreement.

   (c) Limitation of Liability. Any indemnification under the terms of this Agreement required to be made by the PSR Shareholders shall be limited only to the Indemnity Escrow Shares as defined in Section 2.6(f), provided that once the Indemnity Escrow Shares are released from escrow pursuant to Section 2.6(f) and the terms of the Escrow Agreement, subject to the following provisions of this Section 9.2(c), such released shares shall no longer be subject to any indemnity claims against the PSR Shareholders. The foregoing limitation of liability shall not apply to any claims for Damages made pursuant to Section 9.2(a) for Breach of any representation or warranty of PSR Recruiting, PSR Holdings or the Partnership contained in Sections 3.2, 3.3, 3.19 or 3.24 or any intentional, grossly negligent or fraudulent breach by any party of any representation, warranty, covenant or obligation, provided, however, that in seeking any indemnification for Breach of such representations or warranties, Parent shall seek to recover any Damages (i) first, from the Indemnity Escrow Shares, if any, (ii) next, from any unmade Year 1 Stock Payment or Year 2 Stock Payment, if any, by exercising a right of set off against the shares of Parent Common Stock to be issued pursuant thereto,
(iii) next, by attempting to recover up to all of the shares of Parent Common Stock issued pursuant to the Initial Stock Payment and (iv) next, by using any other remedies available to Parent in law or equity. The liability of the Parent shall be capped at the Parent Indemnity Limit and any Damages due pursuant to Section 9.2(b) may be paid either in cash or Parent Common Stock at Parent's option. As used herein, the term "Parent Indemnity Limit" shall refer to the dollar amount equal to the product of
(i) 341,880 shares of Parent Common Stock, multiplied by (ii) the closing price of the Parent Common Stock on the Closing Date, as reported on the OTCBB.

   (d) Third Party Claims; Defense of Claims. If any Action or Proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party's cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such

Action or Proceeding, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained.
If (i) the indemnifying party fails to assume the defense of such Action or Proceeding within 15 days after receipt of notice thereof pursuant to this Section 9.2, or (ii) the named parties to such Action or Proceeding include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party; provided, however, that such Action or Proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 9.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Action or Proceeding under this Section 9.2.

The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. The indemnifying party shall pay all expenses due under this Section 9.2 as such expenses become due. In the event such expenses are not so paid, the indemnified party shall be entitled to settle any Action or Proceeding under this Section 9.2 without the consent of the indemnifying party and without waiving any rights the indemnified party may have against the indemnifying party.

   (e) Tax Matters. Notwithstanding anything in this Agreement to the contrary with the sole exception of the representation contained in Section 4.7, for purposes of determining the amount of Damages, no effect will be given to any resulting Tax benefit to any indemnified party.

9.3 Articles of Incorporation and Bylaws. Notwithstanding anything to the contrary contained in the Articles of Incorporation or Bylaws of PSR Recruiting or PSR Holdings, the indemnification provisions of this Article IX shall take precedence over such Articles of Incorporation or Bylaws.
No PSR Shareholder nor any other director or officer incumbent at any time prior to the Closing shall be entitled to indemnification directly or indirectly under such Articles of Incorporation or Bylaws or otherwise for any matter upon which PSR Recruiting, PSR Holdings or any PSR Shareholder has or might have an indemnification obligation hereunder and the Articles of Incorporation and Bylaws shall be deemed amended accordingly. However, the provisions of this Section 9.3 are intended only for the regulation of relations among PSR Recruiting, PSR Holdings and the PSR Shareholders and any indemnified party. This Section 9.3 is not intended for the benefit of creditors or other third parties and does not grant any rights to creditors or other third parties.

9.4 Exclusivity. The parties hereto acknowledge and agree that the indemnity obligations set forth above shall be the exclusive remedy of the indemnified parties with respect to the Contemplated Transactions except with respect to claims with respect to any intentional, grossly negligent or fraudulent breach by any party of any representation, warranty, covenant or obligation hereunder.

                             ARTICLE X
                           MISCELLANEOUS

10.1 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX).

10.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

If to Parent, Surviving Corporation or Surviving Holdings Corporation:

              Crdentia Corp.
              455 Market Street, Suite 1220
              San Francisco, CA  92105
              Facsimile No.: (415) 543-1415
              Attention:  Chief Executive Officer

              with copies to:

              Morrison & Foerster LLP
              3811 Valley Centre Drive, Suite 500
              San Diego, CA  92130
              Facsimile No.: (858) 720-5125
              Attention:  Steven G. Rowles, Esq.

If to PSR Recruiting, PSR Holdings or the PSR Shareholder Representative:

              William W. Riddle, Jr.
              14114 Dallas Parkway, Suite 600
              Dallas, Texas  75240

              with copies to:

              Kroney Mincey, Inc.
              1210 Three Forest Plaza
              12221 Merit Drive
              Dallas, Texas  75251
              Facsimile No.:  (972) 701-0307
              Attention:  Donald P. Lan, Jr.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.2, be deemed given upon receipt, and
(iii) if delivered by mail in the manner described above to the address as provided in this Section 10.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

10.3 Entire Agreement. This Agreement (and all exhibits and schedules attached hereto, all other documents delivered in connection herewith) supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto.

10.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

10.5 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

10.6 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that any party's rights to indemnification under Article IX may be freely assigned. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

10.7 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

10.9 Consent to Jurisdiction and Forum Selection. Each of the Parent, Acquisition Co., Holdings Acquisition Co., PSR Recruiting, PSR Holdings, the PSR Shareholders and the PSR Shareholder Representative irrevocably agrees that any legal action or proceeding with respect to this Agreement or for the recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in either a state court having jurisdiction in Dallas County, Texas or the United States District Court for the North District of Texas, and each of the Parent, Acquisition Co., Holdings Acquisition Co., PSR Recruiting, PSR Holdings, the PSR Shareholders and the PSR Shareholder Representative hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parent, Acquisition Co., Holdings Acquisition Co., PSR Recruiting, PSR Holdings, the PSR Shareholders and the PSR Shareholder Representative hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process,
(b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.10 Construction. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

10.11 Counterparts; Future Signatures. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Each PSR Shareholder executing this Agreement after the date hereof shall be deemed to be a party for all purposes hereunder after the delivery of a counterpart signature page hereto and shall be further deemed to have made applicable the representations and warranties contained herein as of such date and each of Schedules 1.1(a) and 1.1(b) shall be amended in accordance therewith.

10.12 Attorney's Fees. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred in said action.


         [Remainder of this page intentionally left bank.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.
                  CRDENTIA CORP.,
                  a Delaware corporation


                  By:     /s/ James D. Durham
                  Name:   James D. Durham
                  Title:  Chief Executive Officer


                  PSR ACQUISTION CORPORATION,
                  a Delaware corporation


                  By:     /s/ James D. Durham
                  Name:   James D. Durham
                  Title:  Chief Executive Officer


                  PSR HOLDINGS ACQUISTION CORPORATION,
                  a Delaware corporation


                  By:     /s/ James D. Durham
                  Name:   James D. Durham
                  Title:  Chief Executive Officer

                  PSR NURSE RECRUITING, INC.,
                  a Texas corporation


                  By:     /s/ William W. Riddle, Jr.
                  Name:   William W. Riddle, Jr.
                  Title:  President


                  PSR NURSES HOLDINGS CORP.,
                  a Texas corporation

                  By:     /s/ William W. Riddle, Jr.
                  Name:   William W. Riddle, Jr.
                  Title:  President

                            SCHEDULE A

                     PSR HOLDINGS SHAREHOLDERS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                          SCHEDULE 1.1(a)

                     ACCREDITED SHAREHOLDERS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                         SCHEDULE 1.1(b)

                   NON-ACCREDITED SHAREHOLDERS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                         SCHEDULE 2.6(d)

                      REVENUE CALCULATION

                         CRDENTIA CORP.
                       REVENUE ALLOCATION
                          2003 TO 2005

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                          SCHEDULE 2.7

                         CASH PAYMENTS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                      SCHEDULE 2.8(b)(viii)

              PARTIES TO NON-COMPETITION AGREEMENTS
This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                       SCHEDULE 2.8(b)(xiv)

           PARTIES TO REGISTRATION RIGHTS AGREEMENTS

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                         SCHEDULE 7.2(c)

This schedule has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

                            EXHIBIT A

                       ARTICLES OF MERGER

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT B

                     CERTIFICATE OF MERGER

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT C

                  HOLDINGS ARTICLES OF MERGER

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT D

                HOLDINGS CERTIFICATE OF MERGER

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT E

                        ESCROW AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT F

                   NON-COMPETITION AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT G

         OFFICER'S CERTIFICATE OF PSR NURSE RECRUITING, INC.

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT H

       CERTIFICATE OF SECRETARY OF PSR NURSE RECRUITING, INC.

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT I

         OFFICER'S CERTIFICATE OF PSR NURSES HOLDINGS CORP.

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT J

      CERTIFICATE OF SECRETARY OF PSR NURSES HOLDINGS CORP.

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT K

                            RELEASE

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT L

                 REGISTRATION RIGHTS AGREEMENT

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT M

                   OPINION OF KRONEY MINCEY

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT N

             OFFICER'S CERTIFICATE OF CRDENTIA CORP.

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT O

            CERTIFICATE OF SECRETARY OF CRDENTIA CORP.

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                           EXHIBIT P

                       PERMENTER NOTE I

THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES, BLUE SKY OR OTHER APPLICABLE LAWS OF ANY STATE, OR ANY OTHER RELEVANT JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS IT IS (A) REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL SECURITIES LAWS, THE SECURITIES, BLUE SKY, OR OTHER APPLICABLE LAWS OF ANY STATE, OR OTHER RELEVANT JURISDICTION OR (B) EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THEREFORE, NO SALE, PLEDGE OR OTHER TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE, PLEDGE OR OTHER TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED OR APPROVED UNDER THE SECURITIES, BLUE SKY, OR OTHER APPLICABLE LAWS OF ANY STATE, OR OTHER RELEVANT JURISDICTION, OR (B) THE OBLIGOR SHALL HAVE BEEN SATISFIED THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

             Convertible Subordinated Promissory Note

$2,525,000 - Principal Amount		Issue Date - November ___, 2003

FOR VALUE RECEIVED, Crdentia Corp., a Delaware corporation ("Obligor"), hereby promises to pay jointly to the order of Professional Staffing Resources, Inc., a Georgia corporation and Nursing Services Registry of Savannah, Inc, a Georgia corporation (collectively with any successors or assigns, "Holder"), in lawful money of the United States at the address of Holder set forth below, the principal sum of Two Million Five Hundred Twenty-Five Thousand Dollars ($2,525,000), together with interest thereon from the date of this Promissory Note (the "Note") on the unpaid principal balance. Interest shall accrue at a rate of eight percent (8%) per annum, simple interest, until paid in full.

Subject to the conversion provisions set forth herein, unpaid principal under this Note together with all accrued and unpaid interest shall be paid to Holder as follows: (a) Obligor shall pay to Holder interest only accrued on this Note as of the last day of each month, commencing with the month ending November 30, 2003 and continuing through the month ending November 30, 2004, within ten (10) business days of the first day of the following month; and (b) beginning on December 1, 2004 and continuing through November 1, 2012, Obligor shall make a total of ninety six (96) equal, consecutive monthly payments to Holder consisting of principal and interest amortized from the period beginning December 1, 2004, which such payments shall be made within ten (10) business days of the first date of such month.

This Note may be prepaid, in whole or in part, at any time without premium or penalty. All prepayments on this Note shall be applied first to the payments of the accrued and unpaid interest and then to the reduction of the principal balance hereof (applied equally among all remaining principal installments hereunder).

The outstanding principal balance (plus accrued and unpaid interest on the date thereon) on this Note shall be converted at Holder's option and in Holder's sole discretion into shares of Obligor's Common Stock (the
"Common Stock") upon delivery of written notice by Holder to Obligor. The number of shares of Common Stock shall be equal to the quotient obtained by dividing (a) the aggregate outstanding principal due, plus accrued and unpaid interest on this Note on the date of conversion by (b) the Conversion Price. For purposes of this Note, the "Conversion Price" shall mean the closing price of the Common Stock as reported on the National Association of Securities Dealers, Inc. Over the Counter Bulletin Board (the "OTCBB") or other national stock exchange on the date of such conversion. Notwithstanding the foregoing, in the event that Obligor's Common Stock is not traded on the OTCBB or other national stock exchange on the date of such conversion, the "Conversion Price" shall be the fair market value of Obligor's Common Stock as determined in good faith by Obligor's board of directors, which Conversion Price so determined shall be delivered in writing to Holder, who shall have 10 business days after receipt thereof to withdraw the notice of conversion. In the event of any such withdrawal, the notice of conversion shall be void ab initio.

No fractional shares will be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, Obligor will pay to Holder in cash that amount of the unconverted principal and interest balance of this Note. Upon conversion of this Note into such equity securities, Holder shall surrender this Note, duly endorsed, at the principal offices of Obligor or any transfer agent for Obligor. At its expense, Obligor will, as soon as practicable thereafter, issue and deliver to Holder a certificate for the number of shares of equity securities to which Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described above. Upon conversion of this Note into such equity securities, Obligor will be forever released from all its obligations and liabilities under this Note, including without limitation the obligation to pay the principal and interest amounts.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day.

The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Obligor's Senior Debt. For purposes of this Note, "Senior Debt" shall mean, except as otherwise provided herein: (a) any indebtedness of Obligor (plus interest, premium and penalties due from or arising out of such indebtedness, or any refinancing thereof): (i) for borrowed funds; (ii) due to the sellers or lessors of any real or personal property to Obligor; or (iii) for reimbursement obligations with respect to letters of credit; (b) any other indebtedness of Obligor, except to the extent that the holder of such indebtedness otherwise agrees in writing; and (c) any debentures, notes or other evidences of indebtedness issued in exchange for any of the foregoing indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor. Notwithstanding anything herein to the contrary, Senior Debt shall not include any indebtedness of Obligor (or of any subsidiary of Obligor ) incurred as seller financing in connection with acquisitions of temporary nurses staffing companies or travel nurse companies consummated prior to or following the date hereof. Notwithstanding anything herein to the contrary, no payment of principal or interest shall be made on this Note if, but only as long as, there exists any default, or the existence of any event which, with the giving of notice, would constitute a default, in the payment of Senior Debt, as determined by the terms of any such Senior Debt. Holder shall execute, at or following the date hereof, as the case may be, all subordination documents required by the holders of Senior Debt necessary to effectuate the terms of the foregoing.

In the event that Obligor (a) fails to make payment on any date for payment herein above specified of any principal and/or interest due hereunder on such date, (b) admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors or (c) an involuntary petition is filed against Obligor under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty
(60) days of the date thereof, Obligor shall be deemed to be in default hereunder. In the event of such default, Holder may, at Holder's option and in Holder's sole discretion, ten (10) business days after giving notice of default to Obligor, accelerate the maturity of all amounts due under this Note by giving notice of such acceleration.

The acceptance by Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express consent of Holder except as and to the extent otherwise provided by law.

Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor (but not notice of default). No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

The right to plead any and all statutes of limitations as a defense to any demand on this Note, or any guaranty hereof, or any agreement to the same, or any instrument securing this Note, or any and all obligations or liabilities arising out of or in connection with this Note, is expressly waived by Obligor and each and every endorser or guarantor if any, to the fullest extent permitted by law.

Notwithstanding anything to the contrary contained herein, the total liability for payments hereunder in the nature of interest shall not exceed the limits imposed by applicable interest rate limitation laws.

The provisions of this Note are intended by Obligor to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof.

If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Holder.

Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or one day after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Holder:     12107 Leuders Lane
                  Dallas, Texas  75230
                  Attention:  Cynthia Permenter

If to Obligor:    Crdentia Corp.
                  Attention: James D. Durham
                  455 Market Street, Suite 1220
                  San Francisco, California  94105

with a copy to:	  Steven G. Rowles, Esq.
                  Morrison & Foerster LLP
                  3811 Valley Centre Drive, Suite 500
                  San Diego, California  92130

Any payment shall be deemed made upon receipt by Holder. Each of Holder or Obligor may change her or its address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

This Note is a renewal, extension and restatement of those certain Long-Term Promissory Notes executed by PSR Nurses, Ltd. (the "Partnership") in favor of Holder on July 1, 2003 (the "Prior Notes"). Upon Holder's acceptance of this Note, each of the Prior Notes shall be concurrently surrendered to Obligor for cancellation and neither Obligor, the Partnership nor Holder shall have any continuing rights or obligations thereunder.


OBLIGOR:          CRDENTIA CORP.,
   	          a Delaware corporation
                  By:
                  Name:  James D. Durham
                  Title:  Chief Executive Officer



HOLDER:	          PROFESSIONAL STAFFING RESOURCES, INC.,
	          a Georgia corporation
                  By:
                  Name:
                  Title:


	          NURSING SERVICES REGISTRY OF SAVANNAH, INC.,
	          a Georgia corporation
                  By:
                  Name:
                  Title:

                               EXHIBIT Q

                           PERMENTER NOTE II

THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES, BLUE SKY OR OTHER APPLICABLE LAWS OF ANY STATE, OR ANY OTHER RELEVANT JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS IT IS (A) REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL SECURITIES LAWS, THE SECURITIES, BLUE SKY, OR OTHER APPLICABLE LAWS OF ANY STATE, OR OTHER RELEVANT JURISDICTION OR (B) EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THEREFORE, NO SALE, PLEDGE OR OTHER TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE, PLEDGE OR OTHER TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED OR APPROVED UNDER THE SECURITIES, BLUE SKY, OR OTHER APPLICABLE LAWS OF ANY STATE, OR OTHER RELEVANT JURISDICTION, OR (B) THE OBLIGOR SHALL HAVE BEEN SATISFIED THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

                 Convertible Subordinated Promissory Note

$200,000 - Principal Amount		   Issue Date - November ___, 2003

FOR VALUE RECEIVED, Crdentia Corp., a Delaware corporation ("Obligor"), hereby promises to pay jointly to the order of Professional Staffing Resources, Inc., a Georgia corporation and Nursing Services Registry of Savannah, Inc, a Georgia corporation (collectively with any successors or assigns, "Holder"), in lawful money of the United States, the principal sum of Two Hundred Thousand Dollars ($200,000), together with interest thereon from the date of this Promissory Note (the "Note") on the unpaid principal balance from time to time, as set forth below.

Subject to the conversion provisions set forth herein, in satisfaction of its obligations hereunder, Obligor shall make monthly payments to the credit card companies listed on Exhibit A ("Third Party Holders") in connection with certain indebtedness incurred by Holder prior to the date hereof (the "Credit Card Indebtedness"). Obligor shall make such monthly payments in an amount equal to the total minimum monthly payments due to the Third Party Holders with respect to the Credit Card Indebtedness (the "Minimum Payments") when such Minimum Payments are due and shall continue to make such Minimum Payments until the Credit Card Indebtedness is satisfied in full. Any part of the Minimum Payments that constitutes interest on the Credit Card

Indebtedness shall constitute an interest payment on this Note and any part of any Minimum Payment in excess of the interest payments on the Credit Card Indebtedness shall constitute a prepayment on the principal on this Note. Any payments made by Holder or affiliates on the Credit Card Indebtedness shall not offset or reduce any payments owed by Obligor to Holder. Payments on this Note shall be deemed delinquent if the Minimum Payments are not made by Obligor to the Third Party Holders within thirty (30) days of their respective due dates.

This Note may be prepaid, in whole or in part, at any time without premium or penalty. All prepayments on this Note shall be applied first to the payments of the accrued and unpaid interest and then to the reduction of the principal balance hereof (applied equally among all remaining principal installments hereunder). Any principal prepayments made by Obligor may be made directly to Holder or to the Third Party Holders on behalf of Holder.

In the event that Holder or its affiliates pays off all or any portion of the Credit Card Indebtedness, the interest rate on this Note shall be adjusted to a simple rate of eight percent (8%) per annum, simple interest and calculated on the basis of the number of days actually elapsed, and the payment terms shall be adjusted so that principal and interest with respect to such amount of the Credit Card Indebtedness shall be due and payable in sixty (60) consecutive equal monthly installments, commencing one (1) month following the payoff of the Credit Card Indebtedness; provided, if such Credit Card Indebtedness payoff occurs prior to December 1, 2004, monthly payments of interest only on the outstanding principal balance shall be due and payable for each month until December 1, 2004, and commencing January 1, 2005, payments of interest and principal shall ratably be due and payable over the remaining term. Further, the adjusted principal and interest payments shall be delinquent if not received by Holder within ten (10) business days following the due date thereof.

The outstanding principal balance (plus any accrued and unpaid interest on the date thereon, if any) on this Note shall be converted at Holder's option and in Holder's sole discretion into shares of Obligor's Common Stock (the "Common Stock") upon delivery of written notice by Holder to Obligor. The number of shares of Common Stock shall be equal to the quotient obtained by dividing (a) the aggregate outstanding principal due, plus any accrued and unpaid interest on this Note on the date of conversion, if any by (b) the Conversion Price. For purposes of this Note, the "Conversion Price" shall mean the closing price of the Common Stock as reported on the National Association of Securities Dealers, Inc. Over the Counter Bulletin Board (the "OTCBB") or other national stock exchange on the date of such conversion. Notwithstanding the foregoing, in the event that Obligor's Common Stock is not traded on the OTCBB or other national stock exchange on the date of such conversion, the "Conversion Price" shall be the fair market value of Obligor's Common Stock as determined in good faith by Obligor's board of directors, which Conversion Price so determined shall be delivered in writing to Holder, who shall have 10 business days after receipt thereof to withdraw the notice of conversion. In the event of any such withdrawal, the notice of conversion shall be void ab initio.

No fractional shares will be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, Obligor will pay to Holder in cash that amount of the unconverted principal and interest balance of this Note. Upon conversion of this
Note into such equity securities, Holder shall surrender this Note, duly endorsed, at the principal offices of Obligor or any transfer agent for Obligor. At its expense, Obligor will, as soon as practicable thereafter, issue and deliver to Holder a certificate for the number of shares of equity securities to which Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described above. Upon conversion of this Note into such equity securities, Obligor will be forever released from all its obligations and liabilities under this Note, including without limitation the obligation to pay the principal and interest amounts.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day.

The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Obligor's Senior Debt. For purposes of this Note, "Senior Debt" shall mean, except as otherwise provided herein:
(a) any indebtedness of Obligor (plus interest, premium and penalties due from or arising out of such indebtedness, or any refinancing thereof):
(i) for borrowed funds; (ii) due to the sellers or lessors of any real or personal property to Obligor; or (iii) for reimbursement obligations with respect to letters of credit; (b) any other indebtedness of Obligor, except to the extent that the holder of such indebtedness otherwise agrees in writing; and (c) any debentures, notes or other evidences of indebtedness issued in exchange for any of the foregoing indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor. Notwithstanding anything herein to the contrary, Senior Debt shall not include any indebtedness of Obligor (or of any subsidiary of Obligor ) incurred as seller financing in connection with acquisitions of temporary nurses staffing companies or travel nurse companies consummated prior to or following the date hereof. Notwithstanding anything herein to the contrary, no payment of principal or interest shall be made on this
Note if, but only as long as, there exists any default, or the existence of any event which, with the giving of notice, would constitute a default, in the payment of Senior Debt, as determined by the terms of any such Senior Debt. Holder shall execute, at or following the date hereof, as the case may be, all subordination documents required by the holders of Senior Debt necessary to effectuate the terms of the foregoing.

In the event that Obligor (a) fails to make payment on any date for payment herein above specified of any principal and/or interest due hereunder on such date, (b) admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors or (c) an involuntary petition is filed against Obligor under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof, Obligor shall be deemed to be in default hereunder. In the event of such default, Holder may, at Holder's option and in Holder's sole discretion, ten (10) business days after giving notice of default to Obligor, accelerate the maturity of all amounts due under this Note by giving notice of such acceleration.

The acceptance by Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express consent of Holder except as and to the extent otherwise provided by law.

Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor (but not notice of default). No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right under this Note.

This Note is being delivered in and shall be construed in accordance with the laws of the State of California as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

The right to plead any and all statutes of limitations as a defense to any demand on this Note, or any guaranty hereof, or any agreement to the same, or any instrument securing this Note, or any and all obligations or liabilities arising out of or in connection with this Note, is expressly waived by Obligor and each and every endorser or guarantor if any, to the fullest extent permitted by law.

Notwithstanding anything to the contrary contained herein, the total liability for payments hereunder in the nature of interest shall not exceed the limits imposed by applicable interest rate limitation laws.

The provisions of this Note are intended by Obligor to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof.

If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Holder.

Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or one day after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Holder:        12107 Leuders Lane
                     Dallas, Texas  75230
                     Attention:  Cynthia Permenter

If to Obligor:       Crdentia Corp.
                     Attention: James D. Durham
                     455 Market Street, Suite 1220
                     San Francisco, California  94105

with a copy to:      Steven G. Rowles, Esq.
                     Morrison & Foerster LLP
                     3811 Valley Centre Drive, Suite 500
                     San Diego, California  92130

Any payment shall be deemed made upon receipt by Holder. Each of Holder or Obligor may change her or its address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

This Note is a renewal, extension and restatement of that certain Amended and Restated Short-Term Promissory Note executed by PSR Nurses, Ltd. (the "Partnership") in favor of Holder on July 1, 2003 (the "Prior Note").
Upon Holder's acceptance of this Note, the Prior Note shall be concurrently surrendered to Obligor for cancellation and neither Obligor, the Partnership nor Holder shall have any continuing rights or obligations thereunder.

OBLIGOR:             CRDENTIA CORP.,
	             a Delaware corporation
                     By:
                     James D. Durham
                     Chief Executive Officer


HOLDER:	             PROFESSIONAL STAFFING RESOURCES, INC.,
	             a Georgia corporation
                     By:
                     Name:
                     Title:


	             NURSING SERVICES REGISTRY OF SAVANNAH, INC.,
	             a Georgia corporation
                     By:
                     Name:
                     Title:

                             EXHIBIT A

                        CREDIT CARD SUMMARY
                          CINDY PERMENTER

This exhibit has been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of this exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                             EXHIBIT R

                            RIDDLE NOTE

THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES, BLUE SKY OR OTHER APPLICABLE LAWS OF ANY STATE, OR ANY OTHER RELEVANT JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS IT IS (A) REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL SECURITIES LAWS, THE SECURITIES, BLUE SKY, OR OTHER APPLICABLE LAWS OF ANY STATE, OR OTHER RELEVANT JURISDICTION OR (B) EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THEREFORE, NO SALE, PLEDGE OR OTHER TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE, PLEDGE OR OTHER TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED OR APPROVED UNDER THE SECURITIES, BLUE SKY, OR OTHER APPLICABLE LAWS OF ANY STATE, OR OTHER RELEVANT JURISDICTION, OR (B) THE OBLIGOR SHALL HAVE BEEN SATISFIED THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

               Convertible Subordinated Promissory Note

$1,200,000 - Principal Amount		   Issue Date - November ___, 2003
FOR VALUE RECEIVED, Crdentia Corp., a Delaware corporation ("Obligor"), hereby promises to pay to the order of Robin Riddle or her assigns ("Holder"), in lawful money of the United States at the address of Holder set forth below, the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000), together with interest thereon as provided in this Promissory Note (the "Note") on the unpaid principal balance. Interest shall accrue at a rate of twelve percent (12%) per annum, simple interest, until paid in full.

Subject to the conversion provisions set forth herein, unpaid principal under this Note together with all accrued and unpaid interest shall be paid to Holder as follows: Beginning on December 1, 2003 and continuing through November 1, 2006, Obligor shall make a total of thirty-six (36) equal, consecutive monthly payments to Holder each in the amount of Thirty-Nine Thousand Eight Hundred Fifty-Seven and 81/100 Dollars ($39,857.81) consisting of principal and interest amortized from the period beginning October 31, 2003, which such payments shall be made within ten (10) business days of the first date of such month. Notwithstanding the foregoing, this Note may be prepaid, in whole or in part, at any time without premium or penalty.

The outstanding principal balance (plus accrued and unpaid interest on the date thereon) on this Note shall be converted at Holder's option and in Holder's sole discretion into shares of Obligor's Common Stock (the "Common Stock") upon delivery of written notice by

Holder to Obligor. The number of shares of Common Stock shall be equal to the quotient obtained by dividing (a) the aggregate outstanding principal due, plus accrued and unpaid interest on this Note on the date of conversion by (b) the Conversion Price. For purposes of this Note, the "Conversion Price" shall mean the closing price of the Common Stock as reported on the National Association of Securities Dealers, Inc. Over the Counter Bulletin Board (the "OTCBB") or other national stock exchange on the date of such conversion. Notwithstanding the foregoing, in the event that Obligor's Common Stock is not traded on the OTCBB or other national stock exchange on the date of such conversion, the "Conversion Price" shall be the fair market value of Obligor's Common Stock as determined in good faith by Obligor's board of directors, which Conversion Price so determined shall be delivered in writing to Holder, who shall have 10 business days after receipt thereof to withdraw the notice of conversion. In the event of any such withdrawal, the notice of conversion shall be void ab initio.

No fractional shares will be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, Obligor will pay to Holder in cash that amount of the unconverted principal and interest balance of this Note. Upon conversion of this Note into such equity securities, Holder shall surrender this Note, duly endorsed, at the principal offices of Obligor or any transfer agent for Obligor. At its expense, Obligor will, as soon as practicable thereafter, issue and deliver to Holder a certificate for the number of shares of equity securities to which Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described above. Upon conversion of this Note into such equity securities, Obligor will be forever released from all its obligations and liabilities under this Note, including without limitation the obligation to pay the principal and interest amounts.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day.

The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Obligor's Senior Debt. For purposes of this Note, "Senior Debt" shall mean, except as otherwise provided herein:
(a) any indebtedness of Obligor (plus interest, premium and penalties due from or arising out of such indebtedness, or any refinancing thereof): (i) for borrowed funds; (ii) due to the sellers or lessors of any real or personal property to Obligor; or (iii) for reimbursement obligations with respect to letters of credit; (b) any other indebtedness of Obligor, except to the extent that the holder of such indebtedness otherwise agrees in writing; and (c) any debentures, notes or other evidences of indebtedness issued in exchange for any of the foregoing indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor. Notwithstanding anything herein to the contrary, Senior Debt shall not include any indebtedness of Obligor (or of any subsidiary of Obligor ) incurred as seller financing in connection with acquisitions of temporary nurses staffing companies or travel nurse companies consummated prior to or following the date hereof. Notwithstanding anything herein to the contrary, no payment of principal or interest shall be made on this
Note if, but only as long as, there exists any default, or the existence of any event which, with the giving of notice, would constitute a default, in the payment of Senior Debt, as determined by the terms of any such

Senior Debt. Holder shall execute, at or following the date hereof, as the case may be, all subordination documents required by the holders of Senior Debt necessary to effectuate the terms of the foregoing.
In the event that Obligor (a) fails to make payment on any date for payment herein above specified of any principal and/or interest due hereunder on such date, (b) admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors or (c) an involuntary petition is filed against Obligor under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof, Obligor shall be deemed to be in default hereunder. In the event of such default, Holder may, at Holder's option and in Holder's sole discretion, ten (10) business days after giving notice of default to Obligor, accelerate the maturity of all amounts due under this Note by giving notice of such acceleration.

The acceptance by Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express consent of Holder except as and to the extent otherwise provided by law.

Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor (but not notice of default). No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

The right to plead any and all statutes of limitations as a defense to any demand on this Note, or any guaranty hereof, or any agreement to the same, or any instrument securing this Note, or any and all obligations or liabilities arising out of or in connection with this Note, is expressly waived by Obligor and each and every endorser or guarantor if any, to the fullest extent permitted by law.

Notwithstanding anything to the contrary contained herein, the total liability for payments hereunder in the nature of interest shall not exceed the limits imposed by applicable interest rate limitation laws.

The provisions of this Note are intended by Obligor to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof.

If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Holder.

Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or one day after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Holder:      Rison Management Services, L.P.
                   14114 Dallas Parkway, Suite 220
                   Dallas, Texas  75240
                   Attention:  Robin D. Riddle

If to Obligor:     Crdentia Corp.
                   455 Market Street, Suite 1220
                   San Francisco, California  94105
                   Attention: James D. Durham

with a copy to:    Steven G. Rowles, Esq.
                   Morrison & Foerster LLP
                   3811 Valley Centre Drive, Suite 500
                   San Diego, California  92130

Any payment shall be deemed made upon receipt by Holder. Each of Holder or Obligor may change her or its address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

This Note is a renewal, extension and restatement of that certain Amended and Restated Line of Credit Promissory Note executed by PSR Nurses, Ltd. (the "Partnership") in favor of Holder on April 1, 2003 (the "Prior Note").

Upon Holder's acceptance of this Note, the Prior Note shall be concurrently surrendered to Obligor for cancellation and neither Obligor, the Partnership nor Holder shall have any continuing rights or obligations thereunder. In addition, upon acceptance of this Note, Holder agrees to release certain security interests she may have with respect to certain assets of the Partnership pursuant to that certain Amended Third Lien Security Agreement dated April 1, 2003 and authorizes the filing of any necessary filings and releases to effect the intent of the foregoing.


OBLIGOR:	   CRDENTIA CORP.,
	           a Delaware corporation
                   By:
                   Name:  James D. Durham
                   Title:  Chief Executive Officer

HOLDER:	           ROBIN D. RIDDLE

	           Robin D. Riddle